                                                                   EXHIBIT 10.21



                         AGREEMENT AND PLAN OF MERGER

                                  Dated as of

                                August 6, 1996

                                 By and among

                              MJD HOLDINGS CORP.

                             C&E ACQUISITION CORP.

                                      AND

                   CHAUTAUQUA AND ERIE TELEPHONE CORPORATION

                         AGREEMENT AND PLAN OF MERGER


     AGREEMENT made as of this 6th day of August, 1996 by and among CHAUTAUQUA AND ERIE TELEPHONE CORPORATION, a New York corporation (the "COMPANY"), MJD HOLDINGS CORP., a Delaware corporation (the "PARENT") and C&E ACQUISITION CORP., a New York corporation ("ACQUISITION SUB").

                                  WITNESSETH

     WHEREAS, the respective Boards of Directors of Parent, Acquisition Sub and the Company have approved the merger of Acquisition Sub with and into the Company (the "MERGER"), upon the terms and subject to the conditions set forth herein and in the certificate of merger annexed as EXHIBIT A (the "CERTIFICATE OF MERGER"), as a result of which Acquisition Sub will be merged into the Company and the shareholders of the Company (other than shareholders who perfect appraisal rights) will be entitled to receive the consideration provided in this Agreement.

     NOW, THEREFORE, in consideration of the mutual benefits to be derived from this Agreement and of the representations, warranties, covenants and agreements hereinafter contained, Parent, Acquisition Sub and the Company agree as follows:

SECTION 1.      THE MERGER
                ----------

          1.1   Surviving Corporation.  In accordance with the provisions of
                ---------------------
this Agreement, the Articles of Merger, the Certificate of Merger and the Business Corporation Law of the State of New York ("NYBCL"), at the Effective Date (as defined in Section 1.6), Acquisition Sub shall be merged with and into the Company, and the Company shall be the surviving corporation in the Merger (hereinafter sometimes called the "SURVIVING CORPORATION"). At the Effective Date, the separate existence of Acquisition Sub shall cease.

          1.2   Certificate of Incorporation.  As of the Effective Date, the
                ----------------------------
Certificate of Incorporation of the Company immediately prior to the Effective Date shall be the Certificate of Incorporation of the Surviving Corporation, until thereafter amended as otherwise provided by law or in such Certificate of Incorporation.

          1.3   By-laws.  The By-laws of the Company as in effect at the
                -------
Effective Date shall be the By-laws of the Surviving Corporation, until thereafter amended or repealed as provided by law.

          1.4   Directors.  The directors of Acquisition Sub at the Effective
                ---------
Date (whose names are set forth on SCHEDULE 1.4) shall, from and after the Effective Date, be the directors of the Surviving Corporation and shall hold office from the Effective Date until their respective successors are duly elected or appointed and qualified in the manner provided in the Certificate of Incorporation and By-laws of the Surviving Corporation, or as otherwise provided by law.

          1.5   Officers.  The officers of Acquisition Sub at the Effective
                --------
Date (whose names are set forth on SCHEDULE 1.4) shall, from and after the Effective Date, be the officers of the Surviving Corporation and shall hold office from the Effective Date until their respective successors are duly elected or appointed and qualified in the manner provided in the Certificate of Incorporation and By-laws of the Surviving Corporation, or as otherwise provided by law.

          1.6   Effective Date.  The Merger shall become effective at the time
                --------------
of filing of the Certificate of Merger with the Secretary of State of the State of New York in accordance with Section 907 of the NYBCL. The Certificate of Merger shall be filed with the Secretary of State of the State of New York on the Closing Date (as defined in Section 8.1 hereof). The date when the Merger becomes effective is herein referred to as the "EFFECTIVE DATE".

          1.7   Additional Actions.  If, at any time after the Effective Date,
                ------------------
the Surviving Corporation determines that any deeds, bills of sale, assignments, assurances or any other acts or things are necessary or desirable (a) to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation, its right, title or interest in, to or under any of the rights, properties or assets of the Company or its Subsidiaries acquired or to be acquired by reason of, or as a result of, the Merger, or (b) otherwise to carry out the purposes of this Agreement, the Surviving Corporation and its proper officers and directors shall be authorized to execute and deliver, in the name and on behalf of the Company and its Subsidiaries, all such deeds, bills of sale, assignments and assurances and to do, in the name and on behalf of the Company and its Subsidiaries, all such other acts and things necessary or desirable to vest, perfect or confirm any and all right, title or interest in, to or under such rights, properties or assets in the Surviving Corporation or otherwise to carry out the purposes of this Agreement.

          1.8   Conversion of Company Common Stock.
                ----------------------------------

                (a) Each share of the Company's common stock, par value $.01 per share (the "COMPANY COMMON STOCK"), actually issued and outstanding at the Effective Date (except for Dissenting Shares, as defined in Section 1.10) shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive from the Parent consideration, payable (subject to Section 1.12) as set forth on SCHEDULE 1.8 hereto (the "MERGER CONSIDERATION"). The Merger Consideration consists of $22,000,000 in cash.

                (b) Any share of Company Common Stock held by Parent or in the Company's treasury at the Effective Date shall, by virtue of the Merger, be cancelled without payment of any consideration therefor and without any conversion thereof.

          1.9   Conversion of Acquisition Sub Common Stock. Each share of
                ------------------------------------------
common stock, par value $.01 per share, of Acquisition Sub (the "ACQUISITION SUB COMMON STOCK") issued and outstanding at the Effective Date shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and exchangeable for one fully paid and nonassessable share of common stock, par value $.01 per share, of the Surviving Corporation (the "SURVIVING CORPORATION COMMON STOCK"). From and after the Effective Date, each outstanding certificate theretofore representing shares of Acquisition Sub Common Stock shall be deemed for all purposes to evidence ownership of, and to represent the number of shares of, Surviving Corporation Common Stock into which such shares of Acquisition Sub Common Stock shall have been converted.

          1.10  Dissenting Shares.  Notwithstanding anything in this Agreement
                -----------------
to the contrary, shares of Company Common Stock issued and outstanding on the Effective Date which are held of record by shareholders who shall not have voted such shares in favor of the Merger and who shall have properly exercised rights to demand payment of the fair value of such shares in accordance with Section 910 of the NYBCL ("DISSENTING SHARES") shall not be converted into the right to receive any portion of the Merger Consideration specified in Section 1.8, but the holders thereof instead shall be entitled to payment of the fair value of such shares in accordance with the provisions of Section 910 of the NYBCL (the "DISSENTING CONSIDERATION"); provided, however, that (i) if such a
                                        --------  -------
holder fails to file a notice of election to dissent in accordance with Section 623 of the NYBCL or, after filing such notice of election, subsequently delivers an effective written withdrawal of such notice or fails to establish his entitlement to appraisal rights as provided in Section 623 of the NYBCL, if he or she be so required, or (ii) if a court shall determine that such holder is not entitled to receive payment for his shares or such holder shall otherwise lose his or her appraisal rights, then in either of such cases, each share of Company Common Stock held of record by such holder or holders shall automatically be converted into and represent only the right to receive the portion of the Merger Consideration indicated on SCHEDULE 1.8 (subject to Section 1.12), upon the surrender of the certificate or certificates representing such Dissenting Shares. The Company shall give Parent prompt notice of any demands received by the Company for payment of the fair value of such shares, and Parent shall have the right to participate in all the negotiations and proceedings with respect to such demands. The Company shall not, except with the prior written consent of Parent, make any payment (except to the extent that any such payment is made pursuant to a court order) with respect to, or settle or offer to settle, any such demands.

          1.11  Surrender of Shares.
                -------------------

                (a) Subject to Sections 1.11(b) and 1.12, at the Closing, Parent shall deliver the Merger Consideration to the former shareholders of the Company, pro rata in accordance with a schedule to be provided by the Company at least five (5) days prior to the Closing Date.

                (b) Subject to Section 1.12, upon surrender to Parent of a certificate representing each of the shares of Company Common Stock (each, a "CERTIFICATE") or an affidavit of loss stating that the holder of the Certificate has lost such Certificate, together with an indemnity agreement providing for indemnification of the Company, Parent and Surviving Corporation for any loss, damage or other expense resulting from a third party having a claim to such Certificate or the shares of stock underlying such Certificate ("Affidavit"), the holder of such Certificate or Affidavit shall be entitled to receive in exchange for each share of Company Common Stock represented by such Certificate or subject to the Affidavit, as the case may be, the portion of the Merger Consideration indicated on SCHEDULE 1.8, and such Certificate shall forthwith be canceled (if a Certificate is presented) and the records of the Company shall be modified accordingly upon receipt by the holder of such Certificate or Affidavit, as the case may be, of the indicated portion of the Merger Consideration; such surrender of Certificates and Affidavits to Parent shall be made at Closing by the Shareholder Representative. No interest will be paid or accrued on any portion of the Merger Consideration payable upon the surrender of such Certificates or Affidavit.

               (c) If payment is to be made to a person other than the person in whose name the Certificate surrendered in exchange therefor is registered, it shall be a condition of payment of the Merger Consideration that the Certificate so surrendered be properly endorsed or accompanied by appropriate stock powers, in either case signed exactly as the name of the record holder appears on such Certificate, with signature guaranteed, and is otherwise in proper form for transfer, and that the Person requesting such payment shall pay any transfer or other taxes required by law as a result of such payment to a Person other than the record holder of the Certificate surrendered, or shall establish to Parent's satisfaction that such tax has been paid or is not applicable.

               (d) After the Effective Date, there shall be no further transfers on the stock transfer books of the Surviving Corporation of the shares of Company Common Stock, which are outstanding at the Effective Date. If, after the Effective Date, Certificates are presented to the Surviving Corporation for transfer, they shall be canceled and there shall be issued to the transferee in exchange for each share of Company Common Stock the portion of the Merger Consideration indicated on SCHEDULE 1.8.

               (e) The consideration payable upon the surrender for exchange of Certificates in accordance with the terms of this Section 1 shall be deemed to have been paid in full satisfaction of all rights pertaining to the shares of Company Common Stock theretofore represented by such Certificates, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Company Common Stock which were outstanding immediately prior to the Effective Date. If, after the Effective Date, Certificates are presented to the Surviving Corporation or the Escrow Agent for any reason, they shall be canceled and exchanged as provided in this Section 1.

          1.12  Escrow Fund.  In order to secure the Company's obligations to
                -----------
indemnify Parent and Acquisition Sub under this Agreement, to make any adjustments to the Merger Consideration in accordance with Section 1.13 and to provide for the payment of certain expenses by the Selling Shareholders, Five Hundred Fifty Thousand Dollars ($550,000) of the Merger Consideration (the "ESCROW FUND") shall be held by the Escrow Agent and shall not be delivered to the holders of any surrendered Certificate. The Escrow Fund shall be the exclusive source of funding for such obligations and adjustments. Such Escrow Fund shall be delivered to the appropriate party in accordance with the terms of an Escrow Agreement substantially in the form of EXHIBIT B hereto (the "ESCROW AGREEMENT").

          1.13  Adjustments.
                -----------

                (a) Within sixty (60) days after the Effective Date, Parent shall prepare, in accordance with GAAP, consistently applied, and deliver to the Shareholder Representative, a balance sheet of the Company and its Subsidiaries (the "EFFECTIVE DATE BALANCE SHEET") as of the close of business on the Effective Date. The parties shall have the right to dispute the Effective Date Balance Sheet as provided in Section 1.13(b) hereof. If the stockholders' equity of the Company and its Subsidiaries as of the Effective Date (the "EFFECTIVE DATE NET WORTH") is less than Ten Million Two Hundred Fifty Thousand Dollars ($10,250,000) then the Merger Consideration shall be reduced by the amount of the shortfall. If the total current assets minus the total current
                                           -----
liabilities (as determined in accordance with GAAP, but excluding the then outstanding 5 3/4% demand notes in the current aggregate amount of $1,213,000) reflected on the Effective Date Balance Sheet (the "EFFECTIVE DATE WORKING CAPITAL") is less than Three Hundred Thousand Dollars ($300,000), then the Merger Consideration shall be further reduced by the amount of the shortfall. For purposes of this Section 1.13, the calculations of Effective Date Net Worth and Effective Date Working Capital shall not include legal fees, brokerage fees, PSC expenses, environmental audit expenses, Hart-Scott-Rodino fees (if any), other expenses incurred by the Company in connection with the transactions contemplated hereby or any tollpool adjustments. The total reductions in the Merger Consideration shall not exceed $500,000. The amount of the

Merger Consideration, as reduced pursuant to this Section 1.13, shall be referred to herein as the "REDUCED PURCHASE PRICE".

               (b) The Shareholder Representative shall have until thirty (30) days after the delivery of the Effective Date Balance Sheet to him to review such statement and propose any adjustments thereto. All adjustments proposed by the Shareholder Representative shall be set out in detail in a written statement delivered to Parent (an "ADJUSTMENT STATEMENT") and shall be incorporated into the Effective Date Balance Sheet unless Parent shall object in writing to such proposed adjustment within fifteen (15) days after delivery by the Shareholder Representative to Parent of such Adjustment Statement. If Parent does object in writing within fifteen (15) days to any such proposed adjustment (the proposed adjustment or adjustments to which Parent objects, hereinafter the "CONTESTED ADJUSTMENTS" and Parent's objection notice, hereinafter, a "CONTESTED ADJUSTMENT NOTICE"), then Parent and the Shareholder Representative shall use reasonable efforts to resolve their dispute regarding the Contested Adjustments, but if a final resolution thereof is not obtained within fifteen (15) days after Parent delivers to the Shareholder Representative the relevant Contested Adjustment Notice, the Shareholder Representative and Parent shall promptly retain KPMG Peat Marwick or another nationally recognized independent accounting firm acceptable to both Parent and the Shareholder Representative (the "INDEPENDENT ACCOUNTANT") to resolve any remaining disputes concerning the Contested Adjustments. Within fifteen (15) days after the Independent Accountant is retained, (i) Parent and the Shareholder Representative shall each submit to the Independent Accountant in writing their respective positions with respect to the Contested Adjustments, together with such supporting documentation as they deem necessary or as the Independent Accountant requests, and (ii) Parent and the Shareholder Representative shall cause the Independent Accountant to, within fifteen (15) days after receiving the positions of both Parent and the Shareholder Representative and all supplementary supporting documentation requested by the Independent Accountant, render its decision as to the Contested Adjustments, which decision shall be final and binding on, and nonappealable by, Parent and the Shareholder Representative. The fees and expenses of the Independent Accountant incurred in connection with the procedure set forth in this Section 1.13(b) shall be borne equally by Parent and the Selling Shareholders, respectively; provided that the Selling Shareholders' share of such fees and expenses shall be satisfied solely out of the Escrow Fund. The decision of the Independent Accountant shall also include a certificate (the "SETTLEMENT AMOUNT CERTIFICATE") of the Independent Accountant setting forth the final amount of the Effective Date Net Worth and/or Effective Date Working Capital, as the case may be, and the amount, if any, which the Shareholder Representative shall cause to be paid to Parent in respect thereof pursuant to the provisions of this Agreement with respect to the Effective Date Balance Sheet. The Effective Date Balance Sheet shall be deemed to include all proposed adjustments not disputed by the Shareholder Representative and those adjustments accepted or made by the decision of the Independent Accountant in resolving the Contested Adjustments.

               (c) There shall be a "SETTLEMENT DATE" after the calculation of the Effective Date Net Worth and/or Effective Date Working Capital, as the case may be, as soon as possible after the Effective Date but in any event within the four months after the Effective Date, which shall mean the following, as applicable:

               (i) If the Shareholder Representative has not timely delivered an Adjustment Statement to Parent, then forty (40) days after the day the Shareholder Representative receives the Effective Date Balance Sheet.

               (ii) To the extent that the Shareholder Representative timely delivers an Adjustment Statement to Parent and if Parent has not timely delivered a Contested Adjustment Notice, then twenty (20) days after the day Parent receives the Adjustment Statement.

               (iii) If Parent and the Shareholder Representative have any disputes regarding Contested Adjustments and they resolve those disputes, then seven (7) days after such resolution.

               (iv) Ten (10) days after the Independent Accountant delivers the Settlement Amount Certificate, if applicable.

               (v) Such other day as shall be agreed between Parent and the Shareholder Representative.

               (d) On the Settlement Date, the Shareholder Representative shall cause to be paid to Parent by wire transfer of immediately available funds, or such other consideration as may be agreed by the Shareholder Representative and Parent (such agreement not to be unreasonably withheld or delayed), the difference between the Merger Consideration and the Reduced Purchase Price.

                (e) In no event shall any adjustment in favor of Parent pursuant to this Section 1.13 exceed $500,000. The amount of any adjustment payable to Parent pursuant to this Section 1.13 shall be paid only from the Escrow Fund in accordance with the Escrow Agreement.

SECTION 2.      REPRESENTATIONS AND WARRANTIES
                ------------------------------

          The Company hereby represents and warrants to Parent and Acquisition Sub as follows:

          2.1   Organization and Corporate Power.  Each of the Company and its
                --------------------------------
Subsidiaries (a) is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation as specified in SCHEDULE
2.1 attached hereto, (b) except as provided in SCHEDULE 2.1, is qualified to do business as a foreign corporation in each jurisdiction in which such qualification is required, except where failure to so qualify would not have a material adverse effect on the Company and its Subsidiaries, taken as a whole, and (c) has all required corporate power and authority to own its property and to carry on its business as presently conducted or contemplated. Subject to the receipt of required PSC and FCC approvals (if any are required), each of the Company and its Subsidiaries has all required corporate power and authority to enter into and perform this Agreement and the Related Documents, and generally to carry out the transactions contemplated hereby and by the Related Documents. The copies of the charter and by-laws of each of the Company and each of its Subsidiaries, as amended to date, which have been furnished to counsel for Parent are correct and complete at the date hereof. Except as provided in
SCHEDULE 2.1, neither the Company nor any of its Subsidiaries is in violation of any term of its charter or by-laws, or any material agreement, instrument, judgment, decree, order, statute, rule or government regulation applicable to it, which such violation could have a material adverse effect on the Company and its Subsidiaries, taken as a whole.

          2.2   Authorization and No Contravention. Subject to the receipt of
                 ----------------------------------
the approval of the Company's stockholders, the execution and delivery of, and performance by the Company of its obligations under, this Agreement and the Related Documents have been duly authorized by all corporate action of the Company, and except as may otherwise be specifically provided in this Agreement, and subject to the receipt of the approval of the Company's stockholders, each of this Agreement and the Related Documents constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting the enforcement of creditors' rights generally, and general principles of equity and the availability of equitable remedies. The Company's execution and delivery of this Agreement and the Related Documents, and its respective performance of the transactions contemplated hereby and thereby, will not: (i) except as set forth on SCHEDULE 2.2, violate, conflict with or result in a default under any contract, instrument, agreement, indenture, obligation or commitment to which the Company or any of its Subsidiaries is a party or by which it its assets are bound (including, without limitation, that certain Indenture of Mortgage dated September 1, 1950 to Citizens Trust Company of Fredonia, as amended or supplemented from time to time), or any charter provision or by-law of the Company or any of its Subsidiaries, or the creation of any lien, charge or encumbrance of any nature upon any of the properties or assets of the Company or any of its Subsidiaries, except pursuant to this Agreement and the agreements contemplated hereby; (ii) violate or result in a violation of, or constitute a default under, any provision of any law, statute, ordinance, regulation or rule, or any decree, judgment or order of, or any restriction imposed by, any court or other federal, state or local governmental agency; or (iii) except as set forth on SCHEDULE 2.2, require any notice to, filing with, or consent or approval of any governmental authority or other third party.

          2.3   Capitalization; Stockholders; Subsidiaries. The authorized and
                ------------------------------------------
issued capital stock of the Company and each of its Subsidiaries is as set forth in SCHEDULE 2.3. All of the presently issued shares of capital stock of the Company and each of its Subsidiaries have been duly and validly authorized and issued in accordance, in all material respects, with all applicable federal and state securities laws and are fully paid and non-assessable, except as provided for in NYBCL (S)630. Neither the Company nor any of its Subsidiaries has issued any other shares of its capital stock and there are no outstanding warrants, options or other rights to purchase or acquire any of such shares, nor any outstanding securities convertible into such shares or outstanding warrants, options or other rights to acquire any such convertible securities. The authorized shares of preferred stock of the Company referred to on SCHEDULE 2.3 have been cancelled by the Company and there is no amount due and owing by the Company with respect to any shares of the preferred stock other than $6,100 (which the Company has set aside for the payment of such liability with respect to the preferred stock and which is reflected on its balance sheet). There are no preemptive rights with respect to the issuance or sale by the Company, or any of its Subsidiaries of the Company's or such Subsidiary's capital stock. Except as disclosed in SCHEDULE 2.3, there are no restrictions on the transfer of the Company's capital stock other than those rising from federal and state securities laws or under this Agreement. The outstanding shares of capital stock of the Company and its Subsidiaries are held of record by the persons identified in SCHEDULE 2.3 in the amounts indicated therein. Except as set forth in
SCHEDULE 2.3, the Company has no subsidiaries and neither the Company nor any of its Subsidiaries has any investments in, or loans or advances to, any other corporation, trust, partnership or business entity and is not a party to any joint venture.

          2.4   Financial Statements.  Attached hereto as SCHEDULE 2.4 are the
                --------------------
Company's consolidated and consolidating audited statements of operations, cash flow and stockholders' equity and the related balance sheets for the fiscal years ended December 31, 1993, December 31, 1994 and December 31, 1995, consolidated and consolidating unaudited statements of operations, cash flow and stockholders' equity and the related balance sheet for the fiscal period ended April 30, 1996 (such interim balance sheet is herein referred to as the "BASE BALANCE SHEET"). Except as set forth in the Base Balance Sheet, neither the Company nor any of its Subsidiaries has any material contingent obligations, liabilities or material forward or long-term commitments. The foregoing financial statements have been prepared (i) to the extent required, in material accordance with the rules and regulations of the PSC and the FCC and (ii) in accordance with generally accepted accounting principles applied on a consistent basis, except that the interim pro forma financial statements have, in accordance with generally accepted accounting principles, been prepared without footnote disclosures and year-end audit adjustments, which will not, in any event, be material to the Company and its Subsidiaries, taken as a whole. All of such financial statements contain notations for all significant accruals or contingencies, fairly represent the financial condition of the Company and its Subsidiaries as of the date thereof, and are true and correct as of the date thereof in all material respects. Nothing has come to the attention of the senior management of the Company since such dates which would indicate that such financial statements were not true and correct in all material respects as of the date thereof.

          2.5   Projections.  The Company has provided to Parent certain
                -----------
financial projections which are specified in SCHEDULE 2.5 and attached hereto as
Exhibit 2.5 (the "PROJECTIONS"). The assumptions underlying the projections are believed by the Company to be reasonable and the Projections are based upon good faith and diligent estimates of the anticipated operating results and financial condition of the Company.

          2.6   Business; Franchises and Regulations. Except as set forth in
                ------------------------------------
SCHEDULE 2.6, the Company and each of its Subsidiaries has ownership of and/or the right to use (i) all franchises, permits, licenses (other than FCC Licenses) required by applicable law or regulation, and (ii) all patent, copyright, trademark, or other rights and privileges, in the case of both (i) and (ii) used or useful in their respective businesses as presently conducted or contemplated to be conducted or required or necessary to permit it to own its properties and to conduct its business as presently conducted or contemplated to be conducted and neither their present nor contemplated activities infringe any such patent, copyright, trademark or other proprietary rights of others. SCHEDULE 2.6 correctly sets forth all of the franchises, authorizations, permits and licenses (other than FCC Licenses) which are held by the Company and its Subsidiaries (the "COMPANY FRANCHISES") and correctly sets forth the issuer and termination date of each Company Franchise. Each Company Franchise was duly and validly issued by the issuer thereof pursuant to procedures which complied with all requirements of applicable law. Each Company Franchise or other right held by the Company or any of its Subsidiaries is in full force and effect, free of any lien, charge or encumbrance of any nature, and the Company and each of its Subsidiaries are in compliance with the terms thereof with no known conflict with the valid rights of others which could affect or impair in any manner the business, assets or condition, financial or otherwise, of the Company and its Subsidiaries taken as a whole except as set forth in SCHEDULE 2.6. No event has occurred which permits, or after notice or lapse of time or both would permit, the revocation or termination of any Company

Franchise so as to adversely affect in any manner the business or assets or condition, financial or otherwise, of the Company and its Subsidiaries, taken as a whole, except as set forth in SCHEDULE 2.6.

          Except as described on SCHEDULE 2.11, the Company has timely and properly made all filings and reports required by the PSC, the FCC and all other regulatory entities having jurisdiction over the Company.

          2.7  Tariffs: FCC Licenses.
               ---------------------

               (a) The regulatory tariffs applicable to the Company and its Subsidiaries stand in full force and effect in accordance with their terms, and there is no outstanding notice of cancellation or termination or, to the Company's knowledge, any threatened cancellation or termination in connection therewith. Except as otherwise disclosed on SCHEDULE 2.7(a), neither the Company nor any of its Subsidiaries is subject to any restrictions or conditions applicable to its regulatory tariffs that limit or would limit the operations of the Company or any of its Subsidiaries (other than restrictions or conditions generally applicable to tariffs of that type). Each such tariff has been duly and validly approved by the appropriate regulatory agency. Except as otherwise disclosed on SCHEDULE 2.7(a), neither the Company nor any of its Subsidiaries is in material violation under the terms and conditions of any such tariff, and there is no basis for any claim of material violation by the Company or any of its Subsidiaries under any such tariff. There are no applications by the Company or any of its Subsidiaries, nor any complaints or petitions by others, or proceedings pending or threatened, before the PSC relating to the Company or any of its Subsidiaries, or their respective operations or regulatory tariffs. To the knowledge of the Company, there are no material violations by subscribers or others under any such tariff. A true and correct copy of each tariff applicable to the Company or any of its Subsidiaries has been delivered to Parent.

               (b) Listed on SCHEDULE 2.7(b) are the FCC Licenses held by the Company or any of its Subsidiaries. Except as disclosed on SCHEDULE 2.7(b), each such FCC License is valid and in full force and effect in accordance with its terms, and there is no outstanding notice of cancellation or termination or, to the Company's knowledge, any threatened cancellation or termination in connection therewith nor are any of such FCC Licenses subject to any restrictions or conditions that limit the operations of the Company or any of its Subsidiaries (other than restrictions or conditions generally applicable to licenses of that type).

          2.8    Rate Base.  Neither the Company nor any of its Subsidiaries has
                 ---------
any material amount of inventory, plant or equipment that has been disallowed from rate base or excluded from the revenue calculations for any pool, and neither the Company nor any of its Subsidiaries has received notification that the FCC or any state regulatory authority or pool administrator proposes to exclude any material assets from rate base or revenue calculations for the pools.

          2.9    Overbillings; Refunds.  Except as set forth on SCHEDULE 2.9,
                 ---------------------
neither the Company nor any of its Subsidiaries has any material liabilities for any customer overbillings or prospective refunds of overearnings.

          2.10   Capital Improvements Required by State Authorities.  Except as
                 --------------------------------------------------
set forth on SCHEDULE 2.10, neither the Company nor any of its Subsidiaries is required by any state regulatory body to make any changes, upgrades or enhancements with respect to its physical plant and neither the Company nor any of its Subsidiaries has reason to believe that any such changes, upgrades or enhancements will be so required in the foreseeable future.

          2.11   Compliance with Law.  Except as set forth in SCHEDULE 2.11,
                 -------------------
neither the Company nor any of its Subsidiaries is in violation of any statute, law, ordinance, regulation, rule or order of any foreign, federal, state or local government or any governmental department or agency (including without limitation, the PSC and the FCC), or any judgment, decree or order of any court, applicable to its business or operations except where any such violation would not have a material adverse effect on the Company and its Subsidiaries, taken as a whole; and the conduct of the Company's and each of its Subsidiaries' respective businesses is in conformity with all federal, state and local energy, public utility, health, workplace or worker safety and health, including but limited to OSHA, and environmental requirements and all other federal, state and local governmental regulatory requirements (including, without limitation, requirements of the PSC and the FCC) except where any such non-conformity individually or in the aggregate, and taking into account the passage of time and accumulation of penalties and other obligations, would not have a material adverse effect on the Company or any of its

Subsidiaries. The Company and its Subsidiaries have all permits, licenses and franchises from, and have made all necessary filings with, all governmental agencies, including the PSC and the FCC, required to conduct their businesses as now being conducted.

          2.12   Absence of Undisclosed Liabilities.  Except as otherwise
                 ----------------------------------
specifically disclosed in the Base Balance Sheet or as set forth in Section 2.4, neither the Company nor any of its Subsidiaries has any material accrued or contingent liability or liabilities arising out of any transaction or state of facts existing prior to the date hereof, accrued, to become due, contingent, or otherwise.

          2.13   Absence of Certain Developments.  Except as specifically
                 -------------------------------
disclosed in SCHEDULE 2.13, since March 31, 1996 there has been (i) no material adverse change in the assets, liabilities, properties, business, prospects or condition (financial or otherwise) of the Company or any of its Subsidiaries,
(ii) no declaration, setting aside or payment of any dividend or other distribution with respect to, or any direct or indirect redemption or acquisition of, any of the capital stock of the Company or any of its Subsidiaries (except as set forth in Section 7.4 hereof), (iii) no waiver of any valuable right of the Company or any of its Subsidiaries or the cancellation of any debt or claim held by the Company or any of its Subsidiaries, (iv) no loan by the Company or any of its Subsidiaries to any officer, director, employee or stockholder of the Company or any of its Subsidiaries, or any agreement or commitment therefor, (v) other than pursuant to the current contractual obligations set forth on SCHEDULE 2.13, no increase, direct or indirect, in the compensation paid or payable to any officer, director, employee or agent of the Company or any of its Subsidiaries, (vi) no material loss, destruction or damage to any property of the Company or any of its Subsidiaries, whether or not insured, (vii) no strikes, work stoppages, union organizing or recognition efforts involving the Company or any of its Subsidiaries and no material change in the personnel of the Company or any of its Subsidiaries or the terms and conditions of any employment contracts to which any of them are parties, and
(viii) no acquisition or disposition of any assets (or any contract or arrangement therefor) nor any other transaction by the Company or any of its Subsidiaries otherwise than in the ordinary course of business.

           2.14  Title to Properties.
                 -------------------

                 (a) Except as specifically disclosed on SCHEDULE 2.14, the Company and each of its Subsidiaries has good and marketable title to all of its properties and assets, free and clear of all mortgages, liens, restrictions or encumbrances, except in such cases as would not have a material adverse effect on the use of such properties or assets by the Company; provided, however, that
SCHEDULE 2.14(a) (to be delivered at the Closing) indicates certain items of personal property currently owned by the Company that will not be transferred to the Surviving Corporation. All owned or leased real estate of the Company and its Subsidiaries is listed on SCHEDULE 2.14. A true copy of each lease to which the Company or any of its Subsidiaries is a party, is listed on SCHEDULE 2.14 and has been delivered by the Company to Parent, is in full force and effect and affords the Company or the Subsidiary, as the case may be, peaceful and undisturbed possession of the subject matter of such lease. No material default or event of default on the part of the Company or any of its Subsidiaries or on the part of the lessor, exists under any lease, and neither the Company nor any of its Subsidiaries has received any notice of default under any such lease or any indication that the owner of the leased property intends to terminate such lease. Except as specifically disclosed on SCHEDULE 2.14, the Company holds all easements, rights-of-way and other rights necessary to own, operate and maintain its physical plant (including all telephone lines) and the Company is not in breach of, or default under, any such easement, right-of-way or other right and there are not any materially burdensome limitations or obligations on the Company under any such easement, right-of-way or other right.

                 (b) Neither the Company nor any of its Subsidiaries is in violation of any zoning, land-use, building or safety law, ordinance, regulation or requirement or other law or regulation applicable to the operation of its owned or leased properties, nor has it received any notice of violation with which it has not complied, in any case in which the consequences of such violation if asserted by the applicable regulatory authority would be materially adverse with respect to the Company or such Subsidiary. All real property occupied pursuant to leases, and substantially all tangible personal property owned or leased by the Company and its Subsidiaries taken as a whole and required for the purpose of carrying on its business and operations, is in good operating condition and repair, reasonable wear and tear excepted, and no material portion of any such real or personal property has suffered any damage by fire or other casualty which has not heretofore been completely repaired and restored to its original condition if and to the extent necessary or useful in the continued operation of its business.

           2.15  Tax Matters.
                 -----------

                 (a) Each of the Company and its Subsidiaries has filed all Tax reports and returns that it was required to file. All such reports and returns were correct and complete in all respects. All Taxes owed by any of the Company and its Subsidiaries (whether or not shown on any report or return) have been paid. Except as disclosed on SCHEDULE 2.15, none of the Company or its Subsidiaries currently is the beneficiary of any extension of time within which to file any report or return. Except as disclosed on SCHEDULE 2.15, no claim has ever been made by an authority in a jurisdiction where any of the Company or its Subsidiaries does not file reports and returns that it is or may be subject to taxation by that jurisdiction. There are no security interests on any of the assets of the Company and its Subsidiaries that arose in connection with any failure (or alleged failure) to pay any Tax.

                 (b) Except as disclosed in SCHEDULE 2.15, each of the Company and its Subsidiaries has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, creditor, independent contractor, stockholder or other third party.

                 (c) None of the three (3) senior executive officers of the Company and of its Subsidiaries has actual knowledge that or has any reasonable basis to believe that any authority will assess any additional Taxes for any period for which returns have been filed. Except as disclosed in SCHEDULE 2.15, there is no dispute or claim concerning any Tax liability of any of the Company or its Subsidiaries either (i) claimed or raised by any authority in writing or
(ii) as to which any of the directors and officers (and employees responsible for Tax matters) of the Company and its Subsidiaries has knowledge based upon personal contact with any agent of such authority. All federal, state, local, and foreign income tax returns filed with respect to the Company and/or any of the Subsidiaries for taxable periods ended on or after December 31, 1992, December 31, 1993 and December 31, 1994 are set forth on

SCHEDULE 2.15, and SCHEDULE 2.15 indicates those returns that have been audited or currently are the subject of an audit. The Company has delivered to the Parent correct and complete copies of all federal income Tax returns, examination reports and statements of deficiencies assessed against or agreed to by any of the Company and its Subsidiaries since December 31, 1992.

          (d) None of the Company and its Subsidiaries has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency. Neither the Company nor any of its Subsidiaries has entered into a closing agreement pursuant to Section 7121 of the Internal Revenue Code of 1986, as amended (the "CODE").

          (e) The unpaid Taxes of the Company and its Subsidiaries (i) did not, as of March 31, 1996 exceed the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the Base Balance Sheet (rather than in any notes thereto) and (ii) do not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Company and its Subsidiaries in filing their Tax returns.

          (f) None of the Company and its Subsidiaries has filed a consent under Code Section 341(f) concerning collapsible corporations. None of the Company and its Subsidiaries has made any payments, is obligated to make any payments, or is a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Code Section 280G. None of the Company and its Subsidiaries has been a United States real property holding corporation within the meaning of Code Section 897(c)(2) during the applicable period specified in Code Section 897(c)(1)(A)(ii). Each of the Company and its Subsidiaries has disclosed on its federal income Tax returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Code Section 6662. None of the Company and its Subsidiaries is a party to any Tax allocation or sharing agreement.
None of the Company and its Subsidiaries (i) has been a member of an Affiliated Group filing a consolidated federal income Tax return (other than a group the common parent of which was the Company) or (ii) has any liability for the Taxes of any Person (other than any of the Company and its Subsidiaries) under Treasury Regulation Section

1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

                 (g) SCHEDULE 2.15 sets forth the following information with respect to each of the Company and its Subsidiaries as of the most recent practicable date: (i) the basis of the Company and its Subsidiaries in their respective assets; (ii) the amount of any net operating loss, net capital loss, unused investment or other credit, unused foreign tax, or excess charitable contribution allocable to the Company or any of its Subsidiaries and (iii) the amount of any deferred gain or loss allocable to the Company or any of its Subsidiaries arising out of any Deferred Intercompany Transaction.

          2.16   Insurance.  The Company has in force all policies of insurance
                 ---------
described in SCHEDULE 2.16, in the amounts and covering the risks described therein. Neither the Company nor any of its Subsidiaries has ever been refused any insurance coverage for which it has applied.

          2.17   Contracts and Commitments.  Except as set forth in SCHEDULES
                 -------------------------
2.5 and 2.17, neither the Company nor any of its Subsidiaries (a) is a party to any contract, obligation or commitment which involves a potential commitment or aggregate payments in excess of $20,000, or which is otherwise material and not entered into in the ordinary course of business, or (b) has any employment contracts; stock redemption or purchase agreements; financing agreements; or agreements with officers, directors, employees or shareholders of the Company or any of its Subsidiaries or persons or organizations related to or affiliated with any such persons. Except as disclosed in SCHEDULE 2.17, neither the Company nor any of its Subsidiaries is in default under any contract, obligation or commitment (including, without limitation, that certain Indenture of Mortgage dated September 1, 1950 to Citizens Trust Company of Fredonia, as amended or supplemented from time to time, and the requirement to make payments to any "sinking fund" as set forth therein), and to the best knowledge of the Company, there is no state of facts which upon notice or lapse of time or both would constitute such a default, the consequences of which default if asserted by the other contracting party would be materially adverse with respect to the Company and its Subsidiaries, taken as a whole. Except as set forth in SCHEDULE 2.17, neither the Company nor any of its Subsidiaries is a party to any contract or arrangement which is likely to have a material adverse effect on the assets, liabilities, properties, business, condition (financial or otherwise) or prospects of the Company and its Subsidiaries, taken as a whole. Neither the Company nor any of its Subsidiaries has entered into any government contracts or subcontracts that remain in full force and effect.

           2.18  Litigation.  Except as set forth in SCHEDULE 2.18, there is no
                 ----------
investigation, action, suit or proceeding at law or in equity or by or before any governmental instrumentality or other agency (including, without limitation, the PSC or the FCC) now pending or, to the best knowledge of the Company, threatened against the Company or any of its Subsidiaries, or, to the best knowledge of the Company, any director, officer or key employee of the Company or any of its Subsidiaries which has a reasonable possibility of calling into question the validity, or hindering the enforceability or performance, of this Agreement or any action taken or to be taken pursuant hereto or any of the other agreements and transactions contemplated hereby, or which might, if adversely determined, have a material adverse effect on the Company and its Subsidiaries, taken as a whole, or their respective business prospects; nor, to the best knowledge of the Company, has there occurred any event or does there exist any condition on the basis of which any such litigation, proceeding or investigation might properly be instituted.

           2.19  Environmental Matters.  Except as disclosed in the Phase I
                 ---------------------
Audit provided to the Parent:

                 (a) No hazardous wastes, hazardous substances, or hazardous materials have ever been or are being generated, used, stored, treated, or otherwise managed on any real property owned or leased by the Company or any of its Subsidiaries (the "PROPERTIES") by the Company or any of its Subsidiaries, or to the best knowledge of the Company, any other persons, except in compliance with applicable law and regulations, and then only in the ordinary course of business as then conducted and only in such amounts as will not have a material adverse effect on the business, operations, prospects or assets of the Company or any of its Subsidiaries. No hazardous wastes, hazardous substances, hazardous materials, oil, or petroleum products have ever been, are being, are intended to be, or are threatened to be spilled, released, discharged, disposed, placed, or otherwise caused to become located in the soil or water in, under, or upon any of the Properties by the Company or any of its Subsidiaries, or to the best knowledge of the Company, any other persons. No hazardous wastes, hazardous substances, hazardous materials, oil, or petroleum products which may pose a risk to human health or the environment have been shipped from any of the Properties for treatment, storage, or disposal at any other site or facility by the Company or any of its Subsidiaries, or to the best knowledge of the Company, any other persons. For purposes of this paragraph and paragraph (b) below, "hazardous wastes", "hazardous substances", "hazardous materials", "oil", and "petroleum products" shall have the meanings set forth in the federal Resources Conservation and Recovery Act, the federal Comprehensive Environmental Response Compensation and Liability Act, the federal Hazardous Materials Transportation Act, the federal Clean Water Act, and corresponding state and local laws and ordinances, as such acts, laws, or ordinances may be amended through the date hereof, or as defined in any federal, state, or local regulation adopted under such acts, laws, or ordinances.

          (b) The Company and its Subsidiaries have no material liability (contingent or otherwise) under, have never materially violated, and are presently in compliance in all material respects with all federal, state, and local environmental laws, regulations, ordinances, and other requirements including, but not limited to, all laws, regulations, ordinances, and other requirements relating to the spilling, release, discharge, storage, treatment, disposal, management, control, and reporting of pollutants, contaminants, hazardous wastes, hazardous materials, hazardous substances, oil, petroleum products, and other materials which may pose a risk to human health or the environment. The Company and each of its Subsidiaries have not disposed or treated, or sent for disposal or treatment, any solid waste, pollutants, contaminants, hazardous wastes, hazardous materials, hazardous substances, oil or petroleum products except to a facility which possessed a proper permit for the storage and treatment of the material or waste, and then only in compliance with all applicable legal requirements.

          (c) To the best knowledge of the Company, no circumstances exist to support any, and the Company and its Subsidiaries have not received, and have no reason to believe they will receive any: (i) notice of violation of any federal, state, or local environmental law, regulation, ordinance, or other requirement; or (ii) notice of any suit, action, claim, liability (contingent or otherwise), or legal, administrative, or other proceeding concerning environmental conditions or matters, including but expressly not limited to notice of responsibility under the federal Comprehensive Environmental Response, Compensation and Liability Act or any similar state or local law, regulation, or ordinance.

          2.20   Investment Company.  Neither the Company nor any of its
                 ------------------
Subsidiaries is an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

          2.21   Margin Securities.  Neither the Company nor any of its
                 -----------------
Subsidiaries owns or has any present intention of acquiring, any "margin security" within the meaning of Regulation G (12 C.F.R. Part 207), or any "margin stock" within the meaning of Regulation U (12 C.F.R. Part 221), of the Board of Governors of the Federal Reserve System (herein called "MARGIN SECURITY" and "MARGIN STOCK").

           2.22  Employee Benefit Programs.
                 -------------------------

                 (a) SCHEDULE 2.22 sets forth a list of every Employee Program that has been maintained by the Company and its Subsidiaries at any time during the period beginning or ending on the date hereof.

                 (b) Each Employee Program which has ever been maintained by the Company or any of its Subsidiaries and which has been intended to qualify under
Section 401(a) or 501(c)(9) of the Code has received a favorable determination letter from the Internal Revenue Service ("IRS") regarding its qualification under such section. Each such Employee Program has, in fact, remained qualified under the applicable section of the Code from the effective date of the favorable determination letter for such Employee Program through and including the date hereof (or, if earlier, the date that all of such Employee Program's assets were distributed). No event or omission has occurred which would cause any such Employee Program to lose its qualification under the applicable Code section.

                 (c) The Company does not know, nor should it reasonably know, of any material failure of any party to comply with any laws applicable with respect to the Employee Programs that have been maintained by the Company or any of its Subsidiaries. With respect to any Employee Program ever maintained by the Company, any Subsidiary or any affiliate thereof, there has been no "prohibited transaction" as defined in Section 406 of the Employee Retirement Income

Security Act of 1974, as amended ("ERISA") or Code Section 4975, or breach of any duty under ERISA or other applicable law or any agreement which could subject the Company or any of its Subsidiaries thereof to material liability either directly or indirectly (including, without limitation, through any obligation of indemnification or contribution) for any damages, penalties, or taxes, or any other loss or expense. To the best knowledge of the Company, no litigation or governmental administrative proceeding (or investigation) or other proceeding (other than those relating to routine claims for benefits) is pending or overtly threatened with respect to any such Employee Program.

          (d) Neither the Company, any of its Subsidiaries nor any affiliate thereof has incurred any liability under Title IV of ERISA which has not been paid in full prior to the date hereof. There is no "accumulated funding deficiency" (whether or not waived) with respect to any Employee Program maintained by the Company or any Subsidiary thereof and subject to Code Section 412 or ERISA Section 302. With respect to any Employee Program maintained by the Company, any of its Subsidiaries or any affiliate thereof and subject to Title IV of ERISA there (i) has been no "reportable event," within the meaning of Section 4043 of ERISA (for which the notice requirement is not waived under 29 C.F.R, Part 2615) and (ii) no event or condition which presents a material risk of plan termination. All payments and/or contributions required to have been made (under the provisions of any agreements or other governing documents or applicable law) with respect to all Employee Programs maintained by the Company or any of its Subsidiaries, for all periods prior to the date hereof, either have been made or have been accrued (and all such unpaid but accrued amounts are described on SCHEDULE 2.22). Except as described in SCHEDULE 2.22, no Employee Program maintained by the Company, any of its Subsidiaries or any affiliate thereof and subject to title IV of ERISA has ever had any "unfunded benefit liabilities" within the meaning of Section 4001(a)(18) of ERISA, as of the date hereof. Except as described in SCHEDULE 2.22, none of the Employee Programs maintained by the Company or any Subsidiary thereof has ever provided or promised health care or non-pension benefits to former employees (other than as required by Part 6 of subtitle B of title I of ERISA).

          (e) With respect to each Employee Program maintained by the Company or any of its Subsidiaries within the three years preceding the date hereof, complete and correct copies of the following documents (if applicable to such Employee Program) have previously been delivered to Parent: (i) all documents embodying or governing such Employee Program, as they may have been amended to the date hereof; (ii) the most recent IRS determination letter with respect to such Employee Program and any applications for determination subsequently filed with the IRS; (iii) the three most recently filed IRS Forms 5500, with all applicable SCHEDULES attached thereto; (iv) the three most recent actuarial valuation reports completed with respect to such Employee Program; (v) the summary plan description for such Employee Program (or other descriptions of such Employee Program provided to employees) and all modifications thereto; and (vi) any insurance policy (including any fiduciary liability insurance policy) related to such Employee Program.

                 (f) Except as disclosed in SCHEDULE 2.22 hereto, no collective bargaining agreement or other contract, written or oral, with any trade or labor union, employees' association or similar organization is in effect as of the date hereof with respect to any employee of the Company or any of its Subsidiaries, and neither the Company, any of its Subsidiaries nor any affiliate has ever maintained or participated in any multiemployer plan, as defined in
Section 3(37) of ERISA.

                 (g)  For purposes of this section:

                 (i) "EMPLOYEE PROGRAM" means (A) all employee benefit plans within the meaning of Section 3(3) of ERISA (including, but not limited to, employee benefit plans such as foreign or excess benefit plans which are not subject to ERISA); and (B) all stock option plans, bonus, incentive award or profit sharing plans, severance pay policies or agreements, deferred compensation agreements, supplemental income arrangements, and all other employee benefit plans, agreements, and arrangements not described in
     (A) above.

                 (ii) An entity "MAINTAINS" an Employee Program if such entity sponsors, contributes to, or provides benefits under such Employee Program, or has any obligation (by agreement or under applicable law) to contribute to or provide benefits under such Employee Program, or if such Employee Program provides benefits to or otherwise covers employees of such entity (or their spouses, dependents, or beneficiaries).

                 (iii) An entity is an "AFFILIATE" of the Company or any of its Subsidiaries if it would have ever been considered a single employer with the Company or such Subsidiary under Section 4001(b) of ERISA or part of the same "controlled group" as the Company or such Subsidiary for purposes of 302(d)(8)(C) of ERISA.

          2.23   Solvency.  Neither the Company nor any of its Subsidiaries has
                 --------
(i) made a general assignment for the benefit of creditors, (ii) filed any voluntary petition in bankruptcy or suffered the filing of any involuntary petition by its creditors, (iii) suffered the appointment of a receiver to take possession of all, or substantially all, of its assets, (iv) suffered the attachment or other judicial seizure of all, or substantially all, of its assets, (v) admitted in writing its inability to pay its debts as they come due or (vi) made an offer of settlement, extension or composition to its creditors generally. To the best knowledge of the Company after giving effect to the transactions provided for herein, the Company, on a consolidated basis, will not have liabilities which exceed the present fair saleable value of its assets; be left with unreasonably small capital with which to engage in its respective businesses for the foreseeable future; or have incurred, or anticipate or should anticipate incurring, debts beyond its ability to pay such debts as they mature.

          2.24   Brokers or Finders.  Other than GVNW Inc./Management, none of
                 ------------------
the Company or any Subsidiary thereof has engaged the services of any brokers or finders in connection with the execution of this Agreement.

          2.25   Corporate Records.  (a) The minute books of the Company and its
                 -----------------
Subsidiaries contain true and complete records of all meetings of, or written consents in lieu of meetings executed by, their respective boards of directors (and all committees thereof) and shareholders; (b) all material actions and transactions taken or entered into by the Company or any of its Subsidiaries, or otherwise requiring action by their respective boards of directors or shareholders, have been duly authorized or ratified as necessary and are evidenced in such minute books; (c) the stock certificate books and stock records of the Company and its Subsidiaries are true and complete; and (d) the signatures appearing in such minute books, stock certificate books and stock records are the genuine signatures of the persons purporting to have signed them.

          2.26  Books of Account.  The books of account of the Company and its
                ----------------
Subsidiaries have been maintained in accordance with normal business practices, and accurately and fairly reflect all of the properties, assets, liabilities, transactions and appropriate accruals of the Company and each of its Subsidiaries.

          2.27  Certain Employment Matters.
                --------------------------

                (a) SCHEDULE 2.27 contains a true and complete list of names and current hourly wage, monthly salary or other compensation of all directors, officers, management employees, consultants or managers of the Company, with a summary of existing bonuses, additional compensation and other benefits (whether current or deferred), if any, paid or payable to each such person for services rendered in the fiscal year ended December 31, 1995, or, determined as of the date hereof, to be rendered in the fiscal year ended December 31, 1996. SCHEDULE
2.27 contains a true and complete listing and summary description of all employment, deferred compensation, noncompensation, confidential information and consulting agreements between the Company or any Subsidiary thereof and its directors, officers, management employees, consultants and managers.

                (b) Except as set forth in SCHEDULE 2.27, the Company and its Subsidiaries have complied in all material respects with all applicable laws relating to the payment and withholding of taxes, including income and social security taxes, and has withheld (and paid over to the appropriate authorities) all amounts required by local, state or federal law or by other agreement to be withheld from the wages or salaries of its employees. Neither the Company nor any Subsidiary thereof has any liability or obligation for any arrears of wages or benefits or any taxes or penalties for failure to comply with any of the foregoing.

                (c) Except as set forth on SCHEDULE 2.27, the Company and its Subsidiaries are not parties to any contract with any labor organization, nor have they agreed to recognize any union or other collective bargaining unit, nor has any union or other collective bargaining unit been certified as representing any of their respective employees. Neither the Company nor any Subsidiary thereof has knowledge of any organization currently being made or threatened by or on behalf of any labor union with respect to their respective employees. Except as set forth on SCHEDULE 2.27, neither the Company nor any Subsidiary thereof has, within the last three years, experienced any strike, work stoppage, grievance proceeding, claim of unfair labor practices or other significant labor difficulty of any nature, nor are any material claims pending or, to the best knowledge of the Company, threatened between the Company or its Subsidiaries and any of their respective employees.

                 (d) Except as set forth on SCHEDULE 2.27, neither the Company nor any Subsidiary thereof has received notification that any of its current management employees presently plan to terminate employment, whether by reason of the transactions contemplated hereby or otherwise. Except as set forth on
SCHEDULE 2.27, the employment of all persons presently employed or retained by the Company is terminable at will, and neither the Company nor any of its Subsidiaries will be, pursuant to any current contract, arrangement or understanding, applicable law, or otherwise, obligated to pay any severance pay or other benefit by reason of the voluntary or involuntary termination of employment of any present or former employee, consultant, agent or manager, prior to, on or after the Effective Date.

          2.28   Intercompany Contracts.  SCHEDULE 2.28 contains a true and
                 ----------------------
complete list of any and all contracts (written and oral), between and or among the Company and any Subsidiary thereof and the Company will make available all underlying documentation including worksheets, memoranda and accounting records, underlying any such transactions for the preceding seven (7) years.

          2.29   No Material Misstatement or Omission.  No statement of fact
                 ------------------------------------
made by or on behalf of the Company or any of its Subsidiaries in this Agreement or in any certificate, schedule or exhibit furnished to Parent pursuant hereto, or otherwise delivered by the Company or any of its Subsidiaries to Parent contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements contained therein or herein not misleading. There is no fact relating to the Company or any of its Subsidiaries, or the business, property operations, or condition (financial or otherwise) of the Company or any of its Subsidiaries, presently known to the Company which has not been disclosed to the Parent and which materially adversely affects or in the future is reasonably likely to materially adversely affect the assets, liabilities, property, business, operations, condition (financial or otherwise) or prospects of the Company and its Subsidiaries, taken as a whole.

          2.30   Franchises.  The Company is the successor in interest to the
                 ----------
Westfield Telephone Company, the Portland Telephone Company and the Mayville Telephone Company, and the Company owns and has the right to use all assets, franchises, authorizations, permits and licenses previously held by such entities.


SECTION 3.       REPRESENTATIONS AND WARRANTIES OF PARENT
                 ----------------------------------------

          Parent hereby represents and warrants to the Company as follows:

          3.1    Organization and Corporate Power.  Parent and each of its
                 --------------------------------
Subsidiaries (a) is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation, (b) is qualified to do business as a foreign corporation in each jurisdiction in which such qualification is required, except where failure to so qualify would not have a material adverse effect on the Parent or its Subsidiaries and (c) has all required corporate power and authority to own its property and to carry on its business as presently conducted or contemplated. Subject to PSC and FCC approvals, the Parent has all required corporate power and authority to enter into and perform this Agreement and the Related Documents and generally to carry out the transactions contemplated hereby and by the Related Documents.

          3.2    Authorization and No Contravention.  The execution and delivery
                 ----------------------------------
of, and performance by the Parent of its obligations under, this Agreement and the Related Documents and the delivery of the Merger Consideration have been duly authorized by all requisite corporate, director and stockholder action of Parent, and except as otherwise may be specifically provided in this Agreement, each of this Agreement and the Related Documents constitutes the legal, valid and binding obligation of Parent, enforceable in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting the enforcement of creditors' rights generally, and general principles of equity and the availability of equitable remedies. Parent's execution and delivery of this Agreement and the Related Documents, and its performance of the transactions contemplated hereby and thereby, will not:

(i) violate, conflict with or result in a default under any contract, instrument, agreement, indenture, obligation or commitment to which Parent is a party or by which it or its assets are bound, or any charter provision or by-law of Parent, or the creation of any lien, charge or encumbrance of any nature upon any of the properties or assets of Parent; (ii) violate or result in a violation of, or constitute a default under, any provision of any law, statute, ordinance, regulation or rule, or any decree, judgment or order of, or any restriction imposed by, any court or other federal, state or local governmental agency; or
(iii) except as set forth on SCHEDULE 3.2, require any notice to, filing with, or consent or approval of any governmental authority or other third party which will not, prior to the closing, have been duly and properly given, made or obtained.

          3.3    Brokers or Finders.  Neither Parent or any of its Subsidiaries
                 ------------------
has engaged in the services of any brokers or finders in connection with the execution of this Agreement.


SECTION 4.       REPRESENTATIONS AND WARRANTIES OF ACQUISITION SUB
                 -------------------------------------------------

          Acquisition Sub hereby represents and warrants to the Company as follows:

          4.1    Organization and Corporate Power. Acquisition Sub (a) is a
                 --------------------------------
corporation duly organized, validly existing and in good standing under the laws of its state of incorporation, (b) is qualified to do business as a foreign corporation in each jurisdiction in which such qualification is required, except where failure to so qualify would not have a material adverse effect on Acquisition Sub and (c) has all required corporate power and authority to own its property and to carry on its business as presently conducted or contemplated. Acquisition Sub has all required corporate power and authority to enter into and perform this Agreement and the Related Documents and to generally carry out the transactions contemplated hereby and by the Related Documents.

          4.2    Authorization and No Contravention.  The execution and delivery
                 ----------------------------------
of, and performance by Acquisition Sub of its obligations under, this Agreement and the Related Documents have been duly authorized by all requisite corporate action of Acquisition Sub, and except as may otherwise be specifically provided in this Agreement, each of this Agreement and the Related Documents constitutes the legal, valid and binding obligation of Acquisition Sub, enforceable in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting the enforcement of creditors' rights generally, and general principles of equity and the availability of equitable remedies. Acquisition Sub execution and delivery of this Agreement and the Related Documents, and its performance of the transactions contemplated hereby and thereby, will not: (i) violate, conflict with or result in a default under any contract, instrument, agreement, indenture, obligation or commitment to which Acquisition Sub is a party or by which it or its assets are bound, or any charter provision or by-law of Acquisition Sub or the creation of any lien, charge or encumbrance of any nature upon any of the properties or assets of Acquisition Sub, except pursuant to this Agreement and the agreements contemplated hereby; (ii) violate or result in a violation of, or constitute a default under, any provision of any law, statute, ordinance, regulation or rule, or any decree, judgment or order of, or any restriction imposed by, any court or other federal, state or local governmental agency; or (iii) except as set forth on SCHEDULE 4.2, require any notice to, filing with, or consent or approval of any governmental authority or other third party which will not, prior to the closing, have been duly and properly given, made or obtained.

          4.3    Capitalization.  The authorized and issued capital stock of
                 --------------
Acquisition Sub is as set forth on SCHEDULE 4.3.

          4.4    Brokers or Finders.  Acquisition Sub has not engaged in the
                 ------------------
services of any brokers or finders in connection with the execution of this Agreement.

SECTION 5.       PARENT'S AND ACQUISITION SUB'S CONDITIONS OF MERGER
                 ---------------------------------------------------

          Parent's and Acquisition Sub's obligations hereunder shall be subject to compliance by the Company with its agreements herein contained and to the fulfillment to the Parent's and Acquisition Sub's satisfaction on or before and at the Closing Date of the following conditions:

          5.1   Certificate.  The representations and warranties of the Company
                -----------
contained in this Agreement, including but not limited to the representations and warranties made in Section 2 shall be true and correct in all material respects with the same force and effect as though such representations and warranties had been made on and as of the Closing Date; each of the conditions hereafter specified in this Section shall have been satisfied in all material respects; and on the Closing Date one or more certificates to such effect executed by the President and the Chief Financial Officer of the Company shall be delivered to Parent.

          5.2   Delivery of Documents.  The Company shall have executed and
                ---------------------
delivered to Parent (or shall have caused to be executed and delivered to Parent by the appropriate persons) the following:

                (a) Certified copies of resolutions of the Board of Directors and the stockholders of the Company and its Subsidiaries authorizing the execution and delivery of this Agreement and the Related Documents;

                (b) A copy of the Company's and each of its Subsidiaries' corporate charter certified as of a recent date by the appropriate Secretary of State and the secretary of the pertinent corporation;

                (c) A copy of the by-laws of each of the Company and each of its Subsidiaries certified, in each case, by the secretary of the pertinent corporation;

                (d) A certificate issued by the appropriate Secretary of State of the state of incorporation of the Company and each of its Subsidiaries certifying that the Company or such Subsidiary, as the case may be, is in good standing in such state;

                (e) True and correct copies of all consents, instruments and other documents specified in SCHEDULE 2.2 attached hereto which have not otherwise been made available for review by Parent;

                (f) A certificate signed by the President and Chief Financial Officer of the Company to the effect that, after the transactions contemplated hereby and by the Related Documents have been consummated: (i) the present fair saleable value of the assets of the Company and its Subsidiaries on a consolidated basis exceed their liabilities on a consolidated basis, (ii) the Company and its Subsidiaries have not been left with unreasonably small capital with which to engage in their respective businesses for the foreseeable future; and (iii) the Company and its Subsidiaries on a consolidated basis have not incurred, and do not and should not anticipate incurring, debts beyond their ability to pay such debts as they mature;

                (g) All other certificates and other documents reasonably requested by Parent in writing at least two (2) days before the Closing Date. The form and substance of all such certificates and other documents hereunder shall be reasonably satisfactory in all respects to Parent and its counsel;

                (h)  The Escrow Agreement; and

                (i) A copy of the Shareholder Representative Appointment Agreement.

          5.3   Opinion of Company's Counsel.  Parent shall have received the
                ----------------------------
favorable written opinion of counsel for the Company dated the date hereof, in substantially the form attached hereto as EXHIBIT C.

          5.4   Opinion of Special PSC Counsel.  To the extent required by any
                ------------------------------
lender, Parent shall have received the favorable written opinion of special communications counsel for the Company, dated the date hereof, with respect to PSC and related matters.

          5.5   Compliance with Agreements.  The Company shall have performed
                --------------------------
and complied with all agreements, covenants and conditions contained herein, in any other document contemplated hereby and all other Related Documents which are required to be performed or complied with by the Company on or before the Closing Date.

          5.6   All Proceedings Satisfactory.  All corporate and other
                ----------------------------
proceedings taken prior to or at the Closing in connection with the transactions contemplated by this Agreement, and all documents and evidences incident thereto, shall be reasonably satisfactory in form and substance to Parent, and Parent shall receive such copies thereof and other materials (certified, if requested) as they may reasonably request in connection therewith.

          5.7   Directors and Officers.  Duly and validly obtained resignations
                ----------------------
of all directors and officers of the

Company and each of its Subsidiaries whose resignation is requested by Parent at least two (2) days before the Closing Date, to be effective as of the Effective Date.

          5.8   Employment Agreements.  The existing employment contracts
                ---------------------
between the Company and each of Messrs. Roderick Nixon, Peter Nixon and Mark Nixon shall have been terminated.

          5.9   Regulatory Matters.
                ------------------

                (a) All required waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, shall have expired or been terminated and the Company shall have paid 50% of (i) any filing fee imposed under such Act in connection with the transactions contemplated by this Agreement and the Related Documents, and (ii) any fees and expenses incurred in connection with obtaining PSC approval of the transactions contemplated by this Agreement and the Related Documents.

                (b) The PSC and the FCC shall, if required by law, have approved the consummation of the transactions contemplated hereby (including the transfer of any cable system franchises) and such approvals shall: (i) be free of any terms, conditions or restrictions that are reasonably unacceptable to Parent and (ii) have become Final Orders.

                (c) The approval of any other governmental entity required for the consummation of the transactions contemplated hereby shall have been obtained including, without limitation, the approval of any local or municipal governmental entity necessary or appropriate in connection with the transfer of control of the Company Franchises.

          5.10  Litigation.  There shall be no investigation, action, suit or
                ----------
proceeding at law or in equity or by or before any governmental instrumentality or other agency pending or threatened against the Company or any of its Subsidiaries, or, to the best knowledge of the Company, any director, officer or key employee of the Company or any of its Subsidiaries which would have a reasonable possibility of calling into question the validity, or hinder the consummation, enforceability or performance, as the case may be, of the Closing, this Agreement, any action taken or to be taken pursuant hereto or any of the other agreements and transactions contemplated hereby.

          5.11  Properties.  Parent shall have received SCHEDULE 2.14(a) in form
                ----------
and substance mutually acceptable to Parent and the Company.


SECTION 6.      COMPANY'S CONDITIONS OF MERGER
                ------------------------------

          The Company's obligation hereunder shall be subject to compliance by the Parent and Acquisition Sub with their agreements herein contained and to the fulfillment to the Company's satisfaction on or before and at the Closing Date of the following conditions:

          6.1   Certificate.  The representations and warranties of the Parent
                -----------
and Acquisition Sub contained in this Agreement, including but not limited to the representations and warranties made in Sections 3 and 4 shall be true and correct in all material respects with the same force and effect as though such representations and warranties had been made on and as of the Closing Date; each of the conditions hereafter specified in this Section 6 shall have been satisfied; and on the Closing Date one or more certificates to such effect executed by the President and the Chief Financial Officer of the Parent and Acquisition Sub shall be delivered to the Company.

          6.2   Delivery of Documents.  Parent shall have executed and
                ---------------------
delivered to the Company (or shall have caused to be executed and delivered to the Company by the appropriate persons) the following:

                (a) Certified copies of resolutions of the Board of Directors and the stockholders of the Parent and Acquisition Sub authorizing the execution and delivery of this Agreement and the Related Documents;

                (b) A certificate issued by the appropriate Secretary of State of the state of incorporation of the Parent and Acquisition Sub certifying that the Parent or such Acquisition Sub as the case may be, is in good standing in such state;

                (c) True and correct copies of all consents, instruments and other documents specified in SCHEDULES 3.2 and 4.2 attached hereto which have not otherwise been made available for review by Company; and

                (d) All other certificates and other documents reasonably requested by the Company in writing at least two (2) days before the Closing Date. The form and substance of all such certificates and other documents hereunder shall be reasonably satisfactory in all respects to the Company and its counsel.

          6.3    Opinion of Parent's Counsel.  The Company shall have received
                 ---------------------------
the favorable written opinion of its counsel dated the date hereof, in substantially the form attached hereto as EXHIBIT D.

          6.4    Compliance with Agreements.  Parent and Acquisition Sub shall
                 --------------------------
have performed and complied with all agreements, covenants and conditions contained herein, in any other document contemplated hereby and all other Related Documents which are required to be performed or complied with by Parent and Acquisition Sub on or before the Closing Date.

          6.5    All Proceedings Satisfactory.  All corporate and other
                 ----------------------------
proceedings taken prior to or at the Closing in connection with the transactions contemplated by this Agreement, and all documents and evidences incident thereto, shall be reasonably satisfactory in form and substance to the Company and Company shall receive such copies thereof and other materials (certified, if requested) as they may reasonably request in connection therewith.

          6.6    Settlement Agreement and General Release Agreements.  The
                 ---------------------------------------------------
Settlement Agreement and General Release Agreements between the Surviving Corporation and Messrs. Roderick Nixon and Mark Nixon, substantially in the form attached hereto (subject to any changes as may be required by law) as EXHIBITS E and F respectively, shall have been executed and delivered by the Surviving Corporation.

          6.7    Regulatory Matters.
                 ------------------

                 (a) All required waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, shall have expired or been terminated and Parent shall have paid 50% of (i) any filing fee imposed under such Act in connection with the transactions contemplated by this Agreement and the Related Documents, and (ii) any fees and expenses incurred in connection with obtaining PSC approval of the transactions contemplated by this Agreement and the Related Documents.

                 (b) The PSC and the FCC shall each have approved, to the extent any approval is necessary, the consummation of the transactions contemplated hereby and such approvals shall:
(i) be free of any terms, conditions or restrictions that are reasonably unacceptable to the Company and (ii) have become Final Orders.

          6.8    Litigation.  There shall be no investigation, action, suit or
                 ----------
proceeding at law or in equity or by or before any governmental instrumentality or other agency pending or threatened against Parent or Acquisition Sub, or, to the best knowledge of Parent and Acquisition Sub, any director, officer or key employee of Parent or Acquisition Sub, which would have a reasonable possibility of calling into question the validity, or hinder the consummation, enforceability or performance, as the case may be, of the Closing, this Agreement, any action taken or to be taken pursuant hereto or any of the other agreements and transactions contemplated hereby.


SECTION 7.       COVENANTS
                 ---------

          Until the Closing Date, each of the Parent, Acquisition Sub and the Company agree that they shall act, or refrain from acting where so required, to comply with the following:

          7.1    Regular Course of Business.
                 --------------------------

                 (a)  Generally.  The Company shall operate its business
                      ---------
consistent with past management practices, shall maintain all of its properties in customary repair, order and condition, shall maintain (except for expiration due to lapse of time or cancellation by another party pursuant to the terms thereof) in the ordinary course of business all leases and contracts in effect without change except as expressly provided herein and shall comply with the provisions of all laws, regulations and orders of Governmental Authorities and all Company Franchises applicable to the Company and the conduct of its business. The Company shall comply, without modification, with all contracts and commitments relating to capital expenditures as set forth on SCHEDULE 2.10. The Company shall maintain its financial and accounting records in a manner consistent with that employed at December 31, 1995.

                 (b)  Compensation.  Without the prior written consent of the
                      ------------
Parent and except as may be reasonably necessary to carry out the Projections and the '97 Budgets, the Company shall not hire or fire any employee and shall not grant any increase in the compensation of any board member, employee, consultant or independent contractor, except as required by prior agreement.

                 (c) Insurance.  The Company shall maintain in full force and
                     ---------
effect its insurance policies with the coverage and in the amounts set forth on
SCHEDULE 2.13.

                 (d) Claims.  The Company shall promptly notify the Parent of
                     ------
any actions, claims, complaints, lawsuits or investigations that may be commenced against it.

                 (e) Supplement.  From time to time prior to the Closing Date,
                     ----------
the Company shall promptly notify the Parent of any changes with respect to the information set forth in this Agreement or the SCHEDULES hereto and of any matters hereafter arising which, if in existence at the date hereof, would have been required to be set forth in this Agreement or the SCHEDULES hereto.

                 (f) Qualification to do Business in Pennsylvania.  The Company
                     --------------------------------------------
shall promptly cause Chautauqua Cable, Inc. and C&E Communications, Ltd. to qualify to do business in the Commonwealth of Pennsylvania prior to Closing and shall make all necessary filings and comply with all necessary requirements in connection therewith.

          7.2    '97 Operating Budgets.  The Company shall provide to Parent
                 ---------------------
promptly, but in no event later than December 20, 1996, 1997 operating and capital budgets, which budgets shall be subject to Parent's approval, which approval may not be unreasonably withheld (the "'97 Budgets").

          7.3    Amendments.  No change or amendment shall be made to the
                 ----------
charter or by-laws of the Company, and the Company shall not merge into or consolidate with any other Person or change the character of its business.

          7.4    Capital Changes.  The Company shall not issue, sell, purchase
                 ---------------
or redeem any shares of its capital stock of any class or issue or sell any securities convertible into, or options, warrants or other rights to subscribe for, any shares of its capital stock. The Company shall not pledge or otherwise encumber any shares of its capital stock.

          7.5    Dividends.  The Company shall not declare, pay or set aside for
                 ---------
payment any dividend or other
distribution in respect of its capital stock, other than dividends declared on the last day of a fiscal quarter, which dividends may not exceed an aggregate amount of $150,000 for any fiscal quarter.

          7.6    Capital Expenditures.  Except to the extent provided for in the
                 --------------------
Projections or the '97 Budgets, without the prior written consent of Parent, the Company shall not make any capital expenditures in excess of $25,000 in the aggregate, or commitments with respect thereto, except as provided in SCHEDULE
2.10. The Company shall not make or accept any loan or advance to or from any of its Affiliates.

          7.7    Borrowing.  Except to the extent provided for in the
                 ---------
Projections or the '97 Budgets, without the prior written consent of the Parent, the Company shall not incur, assume or guarantee any indebtedness or obligation not reflected on the Base Balance Sheet, except for amounts not to exceed twenty-five thousand dollars ($25,000) in the ordinary course of business.

          7.8    Property.  The Company shall not sell, transfer, or dispose of
                 --------
any of its assets and properties, or allow any of its assets and properties to become subject to a Lien, except in the ordinary course of business.

          7.9    Other Commitments.  Except as set forth in this Agreement or
                 -----------------
permitted in writing by the Parent, the Company shall not enter into any transaction, make any commitment or incur any obligation other than in the ordinary course of business.

          7.10   Interim Financial Information.  The Company shall supply the
                 -----------------------------
Parent with a copy of its internal unaudited monthly financial statements within thirty (30) days after the end of each month.

          7.11   Consents and Authorizations.  The Parent and the Company shall,
                 ---------------------------
promptly after the date hereof, cooperatively commence efforts to obtain PSC approval of the transactions contemplated hereby (including the transfer of any cable franchises) and the consents, waivers and authorizations listed in SCHEDULES 2.2 and 2.7, including the approval of the Company's Shareholders, which approval the Company agrees to use reasonable efforts to obtain within 60 working days of the date hereof. The Parent and the Company shall diligently pursue and use their best efforts to obtain such consents, waivers and authorizations as promptly as practicable prior to the Closing Date.

          7.12   Access.  The Company shall afford to the Parent and its
                 ------
counsel, accountants, agents and other authorized representatives and to financial institutions specified by the Parent reasonable access during business hours to the Company's plants, properties, books and records in order that the Parent may have full opportunity to make such reasonable investigations as it shall desire to make of the affairs of the Company. The Company shall cause its officers, employees and auditors to furnish such additional financial and operating data and other information as the Parent shall from time to time reasonably request.

          7.13   Notice of Transfer.  Each of the Parent and the Company shall
                 ------------------
cooperate in providing any required notices to the appropriate Governmental Authority regarding any issues of ownership or control or change thereof (including, without limitation, any such issues relating to the Company Franchises).

          7.14   Payment of Tax.  All transfer (including any real estate
                 --------------
transfer or gains tax), documentary (other than stock transfer), sales, use, registration and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement shall be borne by the Company when due, and it will file on a timely basis all necessary Tax Returns and other documentation with respect to all such transfer, documentary, sales, use, registration and other Taxes and fees, and, if required by applicable Regulation, will, and will cause its Affiliates to, join in the execution of any such Tax returns and other documentation.

          7.15   Agreement to Defend.  In the event any claim of the nature
                 -------------------
specified in Section 5.10 hereof is commenced, whether before or after the Closing Date, the parties hereto agree to cooperate and use all reasonable efforts to defend against and respond thereto.

          7.16   Projections and '97 Budgets.  The Company shall promptly advise
                 ---------------------------
Parent of any event or circumstance which would render the Projections or the '97 Budgets or the assumptions underlying the same no longer reasonable.

          7.17   Pre-Closing Balance Sheet.  The Company shall deliver to the
                 -------------------------
Company, at least ten (10) days prior to the Closing, a balance sheet of the Company and its Subsidiaries as of the last day of the month preceding the month in which Closing occurs, prepared in accordance with the Company's normal method of preparation of internal financial statements (the "Pre-Closing Balance Sheet"). The Pre-Closing Balance Sheet shall set forth the stockholders equity of the Company and its Subsidiaries as of the date of the Pre-Closing Balance Sheet (the "Pre-Closing Net Worth") and the total current assets minus the total current liabilities as of the date of the Pre-Closing Balance Sheet, as determined in accordance with GAAP, but excluding (i) the then outstanding 5 3/4% demand notes in the current aggregate amount of $1,213,000 and (ii) legal fees, brokerage fees, PSC fees and expenses, Hart-Scott-Rodino fees (if any), the expenses incurred in connection with the transactions contemplated hereby or any tollpool adjustments (the "Pre-Closing Working Capital"). The Company shall promptly notify Parent of any event or circumstance which would materially change the Pre-Closing Net Worth or Pre-Closing Working Capital.

          7.18   Further Assurances.  On the terms and subject to the conditions
                 ------------------
of this Agreement, the parties hereto shall use all reasonable efforts at their own expense to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable regulations to consummate and make effective as promptly as possible the transactions contemplated by this Agreement, and to cooperate with each other in connection with the foregoing, including, without limitation, using all reasonable efforts
(a) to obtain all necessary waivers, consents and approvals from other parties to loan agreements, leases, mortgages and other contracts, (b) to obtain all necessary consents, approvals and authorizations as are required to be obtained under any Regulations or in connection with any Company Franchises, (c) to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated hereby and (d) to fulfill all conditions to the obligations of the parties under this Agreement. Each of the parties hereto further covenants and agrees that it shall use all reasonable efforts to prevent a threatened or pending preliminary or permanent injunction or other Order.

          7.19   Consents.  Without limiting the generality of Section 7.18,
                 --------
each of the parties hereto shall use reasonable efforts to obtain all waivers, Company Franchises, authorizations, consents and approvals of all Persons and Governmental Authorities necessary, proper or advisable in connection with the consummation of the transactions contemplated by this Agreement prior to the Closing Date.

          7.20   No Solicitation or Negotiation.  Unless and until this
                 ------------------------------
Agreement is terminated, the Company shall not, and shall use its best efforts to cause its Affiliates, and the directors, officers, employees, representatives, agents, advisors, accountants, shareholders and attorneys of each of them, not to initiate or solicit, directly or indirectly, any inquiries or the making of any proposal with respect to, or engage in negotiations concerning, or provide any confidential information or data to any Person with respect to, or have any discussions with any Person relating to, any acquisition, business combination or purchase of all or any significant asset of, or any equity interest in, directly or indirectly, the Company, or otherwise facilitate any effort or attempt to do or seek any of the foregoing and shall immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing; provided that no director of the Company shall be required to comply with this Section 7.17 to the extent such compliance would cause such director to breach his or her fiduciary duty to the Company or its shareholders.

          7.21   Public Announcements.  Prior to the Closing Date, no party
                 --------------------
hereto nor any Affiliate, representative or shareholder of such party, shall disclose any of the terms of this Agreement to any third party, except as required to obtain the consents, waivers and authorizations listed in SCHEDULES 2.2, 2.7, 3.2 and 4.2 and in connection with the Parent's financing of the transactions contemplated hereby, without the other parties' prior written consent. Prior to the Closing Date, the form, content and timing of all press releases, public announcements or publicity statements with respect to this Agreement and the transactions contemplated hereby shall be subject to the prior approval of both the Company and the Parent, which approval shall not be unreasonably withheld; provided, however, that either party may withhold such
                       --------  -------
approval in its sole discretion with respect to any of the foregoing which discloses any of the financial terms of this transaction. Prior to the Closing Date, no press releases, public announcements or publicity statements shall be released by either party without such prior mutual agreement. Notwithstanding the foregoing, no party hereto will disclose the Merger Consideration or the manner in which the Merger Consideration is calculated, without the prior written consent of the other parties hereto, other than in connection with seeking consents required by Section 7.10.

          7.22  Environment Inspections.  The Company agrees to cooperate with
                -----------------------
any reasonable request of Parent for a site assessment or review concerning any environmental matter, including the making available of such personnel, documents, records or other information of the Company as Parent may reasonable request. The Company has arranged, at the Company's expense, for one or more qualified independent contractors to conduct the Phase I Audit. In the event the Closing does not occur for any reason, the Parent shall reimburse to the Company the costs incurred by the Company in conducting such Phase I Audit. Copies of all draft reports, reports, analytic results, or other communications from the consultant have been provided to Parent and Parent's environmental counsel at the same time as provided to the Company. The Company and Parent shall consult on any notifications or reporting required to any Governmental Authority concerning any information developed during the environmental reviews.

          7.23  Employee Programs.  Parent will maintain each of the Employee
                -----------------
Programs (as such term is defined in Section 2.22) listed on SCHEDULE 2.22 or Employee Programs which are at least comparable, in the aggregate, to those listed on SCHEDULE 2.22 until at least the fifth anniversary of the Closing Date unless Parent institutes for the benefit of the employees covered by such Employee Programs, new or different programs which are, in the aggregate, comparable to or better than, in terms of level of benefits, such Employee Programs; provided however, that the parties hereto agree that neither Parent
          -------- -------
nor any of its affiliates shall be required to adopt or maintain a defined benefit plan.

          7.24  Regulatory Matters.  The Company will not change local rates
                ------------------
charged to telephone customers and will not apply for any change in the intra-state pooling mechanism, without the written consent of the Parent.

          7.25  Indemnification and Insurance.  The Surviving Corporation
                -----------------------------
agrees to indemnify and hold harmless the Company's officers and directors against any costs or expenses (including reasonable attorney's fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative arising out of or pertaining to matters existing or occurring at or prior to the Effective Date, to the fullest extent permitted under the NYBCL. The Surviving Corporation will maintain director and officer liability insurance for acts and omissions occurring prior to the

Closing Date with coverage in amount and scope at least as favorable as Parent's existing director and officer liability insurance for a period of six years after the Closing Date so long as the annual premium therefor is not in excess of the premium paid by the Parent as of the Closing Date; provided, however, if
                                                          --------  -------
the existing director and officer liability insurance expires, is terminated or cancelled during such six year period, the Surviving Corporation will use its best efforts to obtain director and officer liability insurance in an amount and scope as great as can be obtained for the remainder of such period for a premium not in excess of 125% of the premium paid by the Parent as of the Closing Date.

          7.26  Payment of Regulatory Fees.  Each of the Company and Parent
                --------------------------
shall pay 50% of (i) any filing fee imposed under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, in connection with the transactions contemplated by this Agreement and the Related Documents and (ii) any fees and expenses incurred in connection with obtaining PSC approval of the transactions contemplated by this Agreement and the Related Documents.

SECTION 8.      CLOSING
                -------

          8.1   Time and Place.
                --------------

                (a) Subject to the provisions of Sections 5 and 6 hereof and the Company's compliance with the covenants contained in Section 7 the closing (the "CLOSING") of the transactions contemplated hereby shall take place at the offices of Nixon, Hargrave, Devans & Doyle LLP, 1300 Clinton Square, Rochester, New York 14604, or such other place as agreed to by the parties, at 9:30 a.m., local time, on the last business day of the month of the receipt of all federal, state and local regulatory approvals; provided however, that if the receipt of
                                      -------- -------
all of such approvals occurs within ten (10) days of the end of the month in which all of such approvals are obtained, the Closing shall occur on the last business day of the month following the month in which the receipt of all federal, state and local regulatory approvals occurs; provided however, that in
                                                      -------- -------
no event shall the Closing occur later than December 31, 1997 (the "CLOSING DATE").

                (b) On the Closing Date, Parent, Acquisition Sub and the Company shall cause the Articles of Merger and the Certificate of Merger to be filed in accordance with the provisions of the NYBCL and shall take any and all other lawful actions and do any and all other lawful things necessary to effect the Merger and to cause the Merger to become effective.


 SECTION 9.      INDEMNIFICATION OF PARENT AND ACQUISITION SUB
                 ---------------------------------------------

          9.1    Survival.  The covenants, agreements, representations and
                 --------
warranties of the Company contained herein or in any certificate or other document delivered pursuant hereto shall survive any examination made by or on behalf of Parent and Acquisition Sub, the execution and delivery of this Agreement, the Effective Date and the consummation of the transactions called for by this Agreement until one hundred twenty days after the date of the first year end balance sheet prepared for the Company after the Effective Date (the "RELEASE DATE") except that (i) all covenants and agreements set forth in this
Section 9 shall continue until all obligations hereunder have been performed and satisfied and (ii) any covenants and agreements which are to be performed after the Effective Date shall continue until all such obligations have been fully performed and satisfied. No claim under this Section 9 may be brought with respect thereto after the Release Date; provided that if, prior to such date,
                                        --------
Parent or Acquisition Sub has notified the Escrow Agent of a claim for indemnity under this Section 9 (whether or not formal legal action shall have been commenced based upon such claim), such claim shall continue to be subject to indemnification until finally resolved.

          9.2   Indemnification.  The Company shall indemnify and hold harmless
                ---------------
Parent and Acquisition Sub, and each of their respective officers, directors, affiliates, shareholders and representatives (each, an "INDEMNITEE") in the manner set forth in and subject to Section 9.4, at all times from and after the Effective Date against and in respect of any and all damages, claims, losses, deficiencies, liabilities and expenses, including, without limitation, reasonable legal, accounting, and other expenses (collectively, "DAMAGES"), incurred or suffered by any such Indemnitee as a result, or that may arise out of, any breach by the Company of any of the representations and warranties made by the Company in this Agreement or pursuant hereto, or for any other breach or violation of any covenant, agreement, term or condition of this Agreement by the Company; provided, however, that the Company shall not have an obligation to
         --------  -------
indemnify any Indemnitee pursuant to this

Section 9 unless a claim shall have been asserted on or prior to the Release
Date.

          9.3   Notice of Claims. Upon obtaining knowledge thereof, the
                ----------------
Indemnitee shall promptly notify the Escrow Agent and the Shareholder Representative in writing of any Damages (including any Damages arising from Third-Party Claims (as defined in Section 9.5 hereof)) which the Indemnitee has determined has given or could give rise to a claim under Section 9.2 (such written notice being referred to as a "NOTICE OF CLAIM"); provided, however,
                                                          --------  -------
that no such notice shall be required with respect to actions or claims identified in any of the SCHEDULES hereto. A Notice of Claim shall specify in reasonable detail the nature and estimated amount of any such claim giving rise to a right of indemnification. Any payment of Damages set forth in such Notice of Claim shall be governed by the terms of the Escrow Agreement.

          9.4   Method of Indemnification.  In the event that an Indemnitee
                -------------------------
shall seek indemnification pursuant to Section 9.2, such Indemnitee may seek recovery in an amount equal to the aggregate Damages incurred or suffered by such Indemnitee with respect to which such Indemnitee is entitled to indemnification pursuant to Section 9.2. Any obligation to indemnify an Indemnitee shall be satisfied solely from the Escrow Fund, to the extent sufficient funds are available therein, in accordance with the terms of withdrawal specified in the Escrow Agreement. Notwithstanding anything in this Agreement to the contrary, no indemnification payment for Damages suffered or incurred by an Indemnitee shall be made to such Indemnitee, until the amount which all Indemnitees under this Agreement would otherwise be entitled to receive as indemnification under this Agreement aggregates in excess of the sum of $220,000 (such sum, hereinafter, the "THRESHOLD"), at which time each Indemnitee shall be entitled to recover from the Escrow Fund any and all amounts for which a claim for indemnity has theretofore been made, without regard to the Threshold. The maximum liability for indemnification hereunder shall not exceed $500,000 less any reduction in the Merger Consideration in accordance with
Section 1.13.

           9.5  Defense of Third-Party Claims.
                -----------------------------

                (a) If any claim or liability is asserted by a third party after the Closing for which Parent believes indemnification may be sought under the terms of this Section 9 (a "THIRD-PARTY CLAIM"), then Parent shall promptly notify the Shareholder Representative in writing of such Third-Party Claim (said notification being referred to as a "THIRD-PARTY CLAIM NOTICE"). Any Third-Party Claim Notice shall state with reasonable specificity, in light of the then current circumstances, the basis of the Third-Party Claim.

                (b) Parent shall have fifteen (15) days after receipt by the Shareholder Representative of such Third-Party Claim Notice to elect to undertake, conduct and control, through counsel of its own choosing, the settlement or defense thereof, and the Shareholder Representative shall cooperate with Parent in connection therewith. Parent shall have the right to contest, settle or compromise the Third-Party Claim in the exercise of its reasonable discretion; provided, that Parent shall notify the Shareholder
                       --------
Representative of any proposed compromise or settlement of any such Third-Party Claim and shall not effect such compromise or settlement without the prior written consent (not to be unreasonably withheld or delayed) of the Shareholder Representative; provided, further, that Parent shall not, in the defense of such
                --------  -------
claim, consent to entry of any judgment unless the judgment provides only for the payment of monetary damages or unless Parent obtains the written consent of the Shareholder Representative, or (if the Company is a party to such proceeding) consent to entry of any judgment or enter into any settlement (except with the written consent of the Shareholder Representative) which does not include as an unconditional term thereof the giving by the claimant to the Company of a release from all liability in respect of such claim.

                (c) If Parent elects not to undertake the defense of the Third-Party Claim, then the Shareholder Representative may undertake, conduct and control, through counsel approved by Parent (such approval not to be unreasonably withheld or delayed), and at its own expense, the settlement or defense thereof; provided, that the Shareholder Representative shall not
                 --------
compromise or settle any Third-Party Claim without Parent's prior written consent (not to be unreasonably withheld or delayed); provided, further, that
                                                      --------  -------
the Shareholder Representative shall not, in the defense of such claim, consent to entry of any judgment unless the judgment provides only for the payment of monetary damages or unless the Shareholder Representative obtains the written consent of Parent, or consent to entry of any judgment or enter into any settlement (except with the written consent of Parent) which does not include as an unconditional term thereof the giving by the claimant to the

Indemnitees of a release from all liability in respect of such claim.


SECTION 10.    DEFINITIONS
               -----------

          Unless the context specifically requires otherwise, capitalized terms used in this Agreement shall have the meaning specified below:

          "AFFILIATED GROUP" means any affiliated group within the meaning of Code Section 1504(a), or similar group defined under a similar provision of state, local or foreign law.

          "DEFINED INTERCOMPANY TRANSACTION" shall have the meaning set forth in Treasury Regulation Section 1.1502-13.

          "ESCROW AGENT" shall have the meaning ascribed to it in Section
1.11(a).

          "FCC" means the Federal Communications Commission (or any successor agency, commission, bureau, department or other political subdivision of the United States of America).

          "FCC LICENSE" means any license, permit, approval or authorization granted or issued by the FCC.

          "FINAL ORDER" means an action by the FCC or the PSC as to which: (a) no request for stay of the action by the FCC or the PSC, as the case may be, is pending, no such stay is in effect, and if any time period is permitted by statute or regulation for filing any request for such a stay, such time period has passed; (b) no petition for rehearing or reconsideration, or application for review, of the action is pending before the FCC or the PSC, as the case may be, and the time permitted for filing any such petition or application has passed;
(c) the FCC or the PSC, as the case may be, does not have the action under reconsideration on its own motion and the time in which such reconsideration is permitted has passed; and (d) no appeal to a court, or request for stay by a court, of the FCC's or PSC's action, as the case may be, is pending or in effect, and the deadline for filing any such appeal or request has passed.

          "GAAP" means generally accepted accounting principles in effect from time to time.

          "GOVERNMENTAL AUTHORITY" means any governmental agency, body or instrumentality (whether federal, state, local or foreign).

          "INVESTMENT COMPANY" shall have the meaning ascribed to such term in the Investment Company Act of 1940, as amended.

          "LIEN" means any interest in property securing an obligation owed to, or claim by, a Person other than the owner of the property, whether such interest is based on the common law, statute or contract, and including but not limited to the security interest lien arising from a mortgage, encumbrance, pledge, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. The term "Lien" includes reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances (including, with respect to stock, stockholders agreements, voting trust agreements, buy-back agreements and all similar arrangements) affecting property. For the purposes of this Agreement the Company or a Subsidiary shall be deemed to be the owner of any property which it has acquired or holds subject to a conditional sale agreement, financing lease or other arrangement pursuant to which title to the property has been retained by or vested in some other Person for security purposes and such retention or vesting shall be deemed to be a "Lien".

          "OSHA" means the Occupational Safety and Health Act of 1978, as amended from time to time.

          "PERSON" means any individual, corporation, partnership, joint venture, trust or unincorporated organization or any government or any agency or political subdivision thereof.

          "PHASE I AUDIT" means that certain Phase I Environmental Audit of the Company conducted by Nixon, Hargrave, Devans & Doyle, dated June 13, 1996.

          "PSC" means the New York Public Service Commission.

          "RELATED DOCUMENTS" means this Agreement and the Articles of Merger, together with all related instruments and documents as the same may be amended from time to time.

          "SELLING SHAREHOLDERS" shall have the meaning ascribed to it in the Escrow Agreement.

          "SHAREHOLDER REPRESENTATIVE" means Roderick A. Nixon.

          "SHAREHOLDER REPRESENTATIVE APPOINTMENT AGREEMENT" means an agreement to be entered into by the shareholders of the Company and Roderick A. Nixon, appointing Mr. Nixon as the Shareholder Representative.

          "SUBSIDIARY" of any Person means any corporation or other entity of which more than 50% of the outstanding voting securities are at the time owned, directly or indirectly, by such Person.

          "TAX" means any federal, state, local, or foreign income, gross receipts, capital stock, franchise, profits, withholding, social security, unemployment, disability, real property, personal property, stamp, excise, occupation, sales, use, transfer, value added, alternative minimum, estimated or other tax, including any interest, penalty or addition thereto, whether disputed or not.

          "TAXING AUTHORITY" means any domestic, foreign, federal, national, state, provincial, county or municipal or other local government, any subdivision, agency, commission or authority thereof, or any quasi-governmental body exercising any taxing authority or any other authority exercising any Tax regulatory authority.

          The following terms shall have the meanings assigned to them in the provisions of this Agreement referred to below:

          '97 Budgets - Section 7.2
          Acquisition Sub - Preamble
          Base Balance Sheet - Section 2.4
          Closing - Section 8.1
          Closing Date - Section 8.1
          Code - Section 2.15
          Company - Preamble
          Company Franchises - Section 2.6
          Employee Program - Section 2.22(g)(i)
          ERISA - Section 2.22(c)
          IRS - Section 2.22(b)
          Margin Security - Section 2.21
          Margin Stock - Section 2.21
          Merger - Recitals

          NYBCL - Section 1.1
          Parent - Preamble
          Pre-Closing Balance Sheet - Section 7.17
          Pre-Closing Net Worth - Section 7.17
          Pre-Closing Working Capital - Section 7.17
          Projections - Section 2.5
          Properties - Section 2.19
          Release Date - Section 9.1


SECTION 11.      GENERAL
                 -------

          11.1   Termination.
                 -----------

                 (a)  This Agreement may be terminated at any time prior to the
Closing:

                      (i)    by mutual written consent of the parties hereto;

                      (ii) by written notice by either the Company, on the one hand, or the Parent and Acquisition Sub, on the other hand, if there has been a material misrepresentation or breach of warranty or breach of covenant on the part of the other parties in the representations and warranties or covenants set forth in this Agreement;

                      (iii) by written notice by either the Company or Parent if the Closing has not occurred by December 31, 1997, provided that neither the Company nor Parent will be entitled to terminate this Agreement pursuant to this subsection if its willful breach of this Agreement has prevented the consummation of the transactions contemplated hereby;

                      (iv) by written notice by Parent if, on the Closing Date, either (i) the Pre-Closing Net Worth is less than $975,000 or (ii) the Pre-Closing Working Capital is less than -$200,000; or

                      (v) by written notice by either the Company or the Parent if the Company and Parent do not mutually agree within thirty (30) days of the date hereof that the employee benefit programs of the Parent, in the aggregate, are comparable to or better than, in terms of level of benefits, the Employee Programs.

                 (b) In the event this Agreement is terminated pursuant to paragraph (a) of this Section 11.1 and the transactions contemplated hereby are not consummated, this Agreement shall be of no further force and effect, except for the reimbursement obligation of Parent set forth in Section 7.22 and the obligations of the parties hereto set forth in Section 7.26, which shall survive in accordance with those Sections' respective terms.

          11.2   AMENDMENTS, WAIVERS AND CONSENTS.  FOR THE PURPOSES OF THE
                 --------------------------------
AGREEMENT AND ALL AGREEMENTS, DOCUMENTS, AND INSTRUMENTS EXECUTED PURSUANT HERETO, EXCEPT AS OTHERWISE SPECIFICALLY SET FORTH HEREIN OR THEREIN, NO COURSE OF DEALING BETWEEN THE COMPANY, THE PARENT AND ACQUISITION SUB AND NO DELAY ON THE PART OF ANY PARTY HERETO IN EXERCISING ANY RIGHTS HEREUNDER OR THEREUNDER SHALL OPERATE AS A WAIVER OF THE RIGHTS HEREOF AND THEREOF. NO COVENANT OR OTHER PROVISION HEREOF OR THEREOF MAY BE WAIVED OTHERWISE THAN BY A WRITTEN INSTRUMENT SIGNED BY THE PARTY SO WAIVING SUCH COVENANT OR OTHER PROVISION.

          11.3   GOVERNING LAW; CONSENT TO JURISDICTION. THIS AGREEMENT SHALL BE
                 --------------------------------------
DEEMED TO BE A CONTRACT MADE UNDER, AND SHALL BE CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

          11.4   Section Headings.  The descriptive headings in this Agreement
                 ----------------
have been inserted for convenience only and shall not be deemed to limit or otherwise affect the construction of any provision thereof or hereof.

          11.5   Notices and Demands.  Any notice or demand which, by any
                 -------------------
provision of this Agreement or any agreement, document or instrument executed pursuant hereto or thereto, except as otherwise provided therein, is required or provided to be given shall be deemed to have been sufficiently given or served and received for all purposes three days after being sent by certified or registered mail, postage and charges prepaid, return receipt requested, or by express delivery providing receipt of delivery, to the following addresses:

          If to Parent to:

          MJD Communications, Inc.
          5821 Fairview Road
          Suite 409
          Charlotte, NC  28209
          Attention: Eugene B. Johnson

          With a copy to:

          Paul, Hastings, Janofsky & Walker LLP
          399 Park Avenue
          New York, NY  10022
          Attention:  Neil A. Torpey, Esq.

          If to the Company to:

          Chautauqua & Erie Telephone Corporation
          P. O. Box B
          30 Main Street
          Westfield, NY  14787
          Attention:  Roderick A. Nixon

          With a copy to:

          Chautauqua & Erie Telephone Corporation
          P. O. Box B
          30 Main Street
          Westfield, NY 14787
          Attention:  Peter G. Nixon

          Nixon, Hargrave, Devans & Doyle LLP
          Clinton Square
          Post Office Box 1051
          Rochester, NY  14603-1051
          Attention:  Justin P. Doyle, Esq.

or at any other address designated by any party to this Agreement to each of the other parties in writing.

          11.6   Counterparts.  This Agreement may be executed simultaneously in
                 ------------
any number of counterparts, each of which when so executed and delivered shall be taken to be an original; but such counterparts shall together constitute but one and the same document.

          11.7   Severability; Complete Agreement.  Whenever possible, each
                 --------------------------------
provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be deemed prohibited if or invalid under such applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, and such prohibition or invalidity shall not invalidate the remainder of such provision or the other provisions or this Agreement.

          THIS AGREEMENT AND THE RELATED DOCUMENTS ARE INTENDED BY THE PARTIES HERETO TO BE A COMPLETE AND FINAL EXPRESSION OF THEIR AGREEMENT AND MAY NOT BE CONTRADICTED BY EVIDENCE OF ANY PRIOR OR CONTEMPORANEOUS ORAL AGREEMENT. BY INITIALING IN THE MARGIN, THE PARTIES ACKNOWLEDGE AND AGREE THAT NO UNWRITTEN ORAL AGREEMENT EXISTS BETWEEN THEM WITH RESPECT TO THE SUBJECT MATTER OF THIS AGREEMENT.

           11.8  Expenses.
                 --------

                 (a) Unless otherwise provided for in this Agreement, each of the Parent, the Company and Acquisition Sub shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement.

                 (b) Any expenses payable by the shareholders of the Company immediately prior to the Effective Date shall be paid from the Escrow Fund upon demand by Parent.

          11.9   Assignment.  This Agreement and all of the provisions hereof
                 ----------
shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests, or obligations hereunder shall be assigned by any of the parties hereto, either in whole or in part, without the prior written consent of the other parties hereto; provided that Parent may assign this Agreement or any of the rights, interests or obligations hereunder to an affiliate without the prior written consent of the Company.

          11.10  Accounting Terms.  All accounting terms used herein which are
                 ----------------
not expressly defined in this Agreement shall have the meanings given to them in accordance with GAAP.

          11.11  Parties.  Nothing in this Agreement is intended to confer any
                 -------
rights or remedies under or by reason of this Agreement on any persons or entities other than the parties hereto and their respective successors and permitted assigns. Without limiting the foregoing, no third Person shall be a beneficiary of any provision of this Agreement.

          11.12  Liability of the Shareholder Representative.  The Shareholder
                 -------------------------------------------
Representative shall not be personally liable to Parent, Acquisition Sub or the Company, for or in respect of any loss, claim, damage, liability or expense resulting from or arising out of any act or failure to act by the Shareholder Representative in connection with this Agreement, other than for any loss, claim, damage, liability or expense which shall be finally adjudicated to be the result of gross negligence or willful bad faith on the part of the Shareholder Representative.

          11.13  JURY WAIVER.  EACH OF THE PARENT, COMPANY, AND ACQUISITION SUB
                 -----------
HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING, SUIT, OR COUNTERCLAIM ON ANY MATTER WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT AND THE RELATED DOCUMENTS AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY.

          11.14  Schedules.  The Parties hereto acknowledge and agree that the
                 ---------
restatement or partial restatement in the schedules attached hereto of any representation, warranty or other portion of this Agreement shall not in any way be deemed to limit or eliminate the requirement for full disclosure on the schedule relating to such representation, warranty or other portion of this Agreement.

          11.15  Arbitration.  Any controversy or claim arising out of or
                 -----------
relating to this Agreement not resolved by mutual agreement of Parent and the Company shall be settled by arbitration in Cleveland, Ohio, or in such other location as the parties may mutually agree, in accordance with the Commercial Arbitration Rules of the American Arbitration Association (the "AAA"). In the event of such a dispute, either party may demand arbitration by written notice to the other and, within fifteen (15) days after receipt of such demand, each party shall appoint an arbitrator (each, an "Appointed Arbitrator") who shall together agree on a third Arbitrator, failing which agreement they shall request the AAA to appoint a third and presiding arbitrator ("Presiding Arbitrator"), in accordance with the then existing rules of the AAA or any successor organization thereto. The parties acknowledge and agree that individuals may be designated as Appointed Arbitrators by each respective party, whether or not such Appointed Arbitrators are listed on the National Panel of Arbitrators as such list is maintained by the AAA. Any award therein shall be final and binding on the parties and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. The costs of the arbitration (including, but not limited to, fees and disbursements of counsel and the Appointed Arbitrator, and the fees of the Presiding Arbitrator) shall be borne by the non-prevailing party or as otherwise determined by the Presiding Arbitrator.

          IN WITNESS WHEREOF, the undersigned have executed this Agreement as a sealed instrument as of the day and year first above written.

                              CHAUTAUQUA & ERIE TELEPHONE CORPORATION


                              By:_________________________________________
                                   Roderick A. Nixon
                                   President


                              MJD HOLDINGS CORP.


                              By:_________________________________________
                                   Eugene B. Johnson
                                   Senior Vice-President


                              C&E ACQUISITION CORP.


                              By:_________________________________________
                                   Eugene B. Johnson
                                   Senior Vice President

                                   EXHIBIT A

                             CERTIFICATE OF MERGER

                                      OF

                             C&E ACQUISITION CORP.

                                     INTO

                    CHAUTAUQUA & ERIE TELEPHONE CORPORATION

                        PURSUANT TO SECTION 904 OF THE
               BUSINESS CORPORATION LAW OF THE STATE OF NEW YORK

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          THE UNDERSIGNED CORPORATION, organized and existing under and by virtue of the Business Corporation Law of the State of New York, does hereby certify that:

          1. The name, state of incorporation and date of filing of the certificate of incorporation of each of the constituent corporations of the merger are as follows:

                                                             Date
                                                         Certificate
                                State of                Filed with the
         Name                 Incorporation                  State
         ----                 -------------                  -----
C&E Acquisition Corp.            New York               July 15, 1996

Chautauqua & Erie                New York               August 19, 1897
 Telephone Corporation

          2. Chautauqua & Erie Telephone Corporation has 100,000 authorized shares of common stock, of which 79,498 are outstanding, and 35,000 authorized shares of preferred stock, none of which are outstanding. All shares of common stock are entitled to vote as a class on the merger.

          3. There are 100 authorized shares of common stock of C&E Acquisition Corp., all of which are outstanding. All shares of common stock are entitled to vote as a class on the merger.

          4. An Agreement and Certificate of Merger has been approved, adopted, certified, executed and acknowledged by unanimous written consent of the respective Board of
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Directors by each of the aforesaid constituent corporations in accordance with the requirements of Section 902 of the Business Corporation Law of the State of New York.

          5. The name of the surviving corporation of the merger is Chautauqua & Erie Telephone Corporation, which will continue its existence as said surviving corporation under its present name upon the effective date of said merger pursuant to the provisions of the Business Corporation Law of the State of New York.

          6. The Certificate of Incorporation, as amended to read in its entirety as set forth in ANNEX A hereto, of Chautauqua & Erie Telephone Corporation, a New York corporation, shall be the Certificate of Incorporation of the surviving corporation.

          7. The executed Agreement and Plan of Merger between the aforesaid constituent corporations is on file at the principal place of business of the surviving corporation, the address of which is as follows:

               Chautauqua & Erie Telephone Corporation
               c/o MJD Communications, Inc.
               5821 Fairview Road
               Charlotte, North Carolina  28209-3649

          8. A copy of the Agreement and Plan of Merger will be furnished by the surviving corporation, on request and without cost, to any stockholder of any constituent corporation.

               [Order from PSC approving merger to be attached.]

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          IN WITNESS WHEREOF, the undersigned has subscribed this certificate on the date set forth below and hereby affirms that the statements contained herein are true and correct.


                                   ________________, 199_


CHAUTAUQUA & ERIE TELEPHONE             C&E ACQUISITION CORP.
CORPORATION


By:__________________________           By:___________________________
Name:  ______________________           Name:  _______________________
Title: ______________________           Title: _______________________


ATTESTED TO:                            ATTESTED TO:

By:__________________________           By:___________________________
Name:  ______________________           Name:  _______________________
Title: ______________________           Title: Secretary

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                                   EXHIBIT B

                               ESCROW AGREEMENT

                                   EXHIBIT C

                          OPINION OF COMPANY COUNSEL

                                   EXHIBIT D

                          OPINION OF PARENT'S COUNSEL

                                   EXHIBIT E

            RODERICK NIXON SETTLEMENT AGREEMENT AND GENERAL RELEASE

                                   EXHIBIT F

              MARK NIXON SETTLEMENT AGREEMENT AND GENERAL RELEASE

                               TABLE OF CONTENTS
                               -----------------

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
SECTION 1.   THE MERGER....................................................    1
     1.1     Surviving Corporation.........................................    1
     1.2     Certificate of Incorporation..................................    1
     1.3     By-laws.......................................................    2
     1.4     Directors.....................................................    2
     1.5     Officers......................................................    2
     1.6     Effective Date................................................    2
     1.7     Additional Actions............................................    2
     1.8     Conversion of Company Common Stock............................    3
     1.9     Conversion of Acquisition Sub Common Stock....................    3
     1.10    Dissenting Shares.............................................    3
     1.11    Surrender of Shares...........................................    4
     1.12    Escrow Fund...................................................    6
     1.13    Adjustments...................................................    6

SECTION 2.   REPRESENTATIONS AND WARRANTIES................................    9
     2.1     Organization and Corporate Power..............................    9
     2.2     Authorization and No Contravention............................    9
     2.3     Capitalization; Stockholders; Subsidiaries....................   10
     2.4     Financial Statements..........................................   11
     2.5     Projections...................................................   12
     2.6     Business; Franchises and Regulations..........................   12
     2.7     Tariffs: FCC Licenses.........................................   13
     2.8     Rate Base.....................................................   14
     2.9     Overbillings; Refunds.........................................   14
     2.10    Capital Improvements Required by State Authorities............   14
     2.11    Compliance with Law...........................................   14
     2.12    Absence of Undisclosed Liabilities............................   15
     2.13    Absence of Certain Developments...............................   15
     2.14    Title to Properties...........................................   16
     2.15    Tax Matters...................................................   17
     2.16    Insurance.....................................................   19
     2.17    Contracts and Commitments.....................................   19
     2.18    Litigation....................................................   20
     2.19    Environmental Matters.........................................   20
     2.20    Investment Company............................................   22
     2.21    Margin Securities.............................................   22
     2.22    Employee Benefit Programs.....................................   22
     2.23    Solvency......................................................   25
     2.24    Brokers or Finders............................................   25
     2.25    Corporate Records.............................................   25

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
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
     2.26    Books of Account.............................................    26
     2.27    Certain Employment Matters...................................    26
     2.28    Intercompany Contracts.......................................    27
     2.29    No Material Misstatement or Omission.........................    27
     2.30    Franchises...................................................    28

SECTION 3.   REPRESENTATIONS AND WARRANTIES OF PARENT.....................    28
     3.1     Organization and Corporate Power.............................    28
     3.2     Authorization and No Contravention...........................    28
     3.3     Brokers or Finders...........................................    29

SECTION 4.   REPRESENTATIONS AND WARRANTIES OF ACQUISITION SUB............    29
     4.1     Organization and Corporate Power.............................    29
     4.2     Authorization and No Contravention...........................    29
     4.3     Capitalization...............................................    30
     4.4     Brokers or Finders...........................................    30

SECTION 5.   PARENT'S AND ACQUISITION SUB'S CONDITIONS OF MERGER..........    30
     5.1     Certificate..................................................    31
     5.2     Delivery of Documents........................................    31
     5.3     Opinion of Company's Counsel.................................    32
     5.4     Opinion of Special PSC Counsel...............................    32
     5.5     Compliance with Agreements...................................    32
     5.6     All Proceedings Satisfactory.................................    32
     5.7     Directors and Officers.......................................    32
     5.8     Employment Agreements........................................    33
     5.9     Regulatory Matters...........................................    33
     5.10    Litigation...................................................    33
     5.11    Properties...................................................    34

SECTION 6.   COMPANY'S CONDITIONS OF MERGER...............................    34
     6.1     Certificate..................................................    34
     6.2     Delivery of Documents........................................    34
     6.3     Opinion of Parent's Counsel..................................    35
     6.4     Compliance with Agreements...................................    35
     6.5     All Proceedings Satisfactory.................................    35
     6.6     Settlement Agreement and General Release Agreements..........    35
     6.7     Regulatory Matters...........................................    35
     6.8     Litigation...................................................    36

SECTION 7.   COVENANTS....................................................    36
     7.1     Regular Course of Business...................................    36
     7.2     '97 Operating Budgets........................................    37
     7.3     Amendments...................................................    37

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
                                                                            Page
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
     7.4     Capital Changes..............................................    37
     7.5     Dividends....................................................    37
     7.6     Capital Expenditures.........................................    38
     7.7     Borrowing....................................................    38
     7.8     Property.....................................................    38
     7.9     Other Commitments............................................    38
     7.10    Interim Financial Information................................    38
     7.11    Consents and Authorizations..................................    38
     7.12    Access.......................................................    39
     7.13    Notice of Transfer...........................................    39
     7.14    Payment of Tax...............................................    39
     7.15    Agreement to Defend..........................................    39
     7.16    Projections and '97 Budgets..................................    39
     7.17    Pre-Closing Balance Sheet....................................    39
     7.18    Further Assurances...........................................    40
     7.19    Consents.....................................................    40
     7.20    No Solicitation or Negotiation...............................    41
     7.21    Public Announcements.........................................    41
     7.22    Environment Inspections......................................    42
     7.23    Employee Programs............................................    42
     7.24    Regulatory Matters...........................................    42
     7.25    Indemnification and Insurance................................    42
     7.26    Payment of Regulatory Fees...................................    43

SECTION 8.   CLOSING......................................................    43
     8.1     Time and Place...............................................    43

SECTION 9.   INDEMNIFICATION OF PARENT AND ACQUISITION SUB................    44
     9.1     Survival.....................................................    44
     9.2     Indemnification..............................................    44
     9.3     Notice of Claims.............................................    45
     9.4     Method of Indemnification....................................    45
     9.5     Defense of Third-Party Claims................................    45

SECTION 10.  DEFINITIONS..................................................    47

SECTION 11.  GENERAL......................................................    50
     11.1    Termination..................................................    50
     11.2    AMENDMENTS, WAIVERS AND CONSENTS.............................    51
     11.3    GOVERNING LAW; CONSENT TO JURISDICTION.......................    51
     11.4    Section Headings.............................................    51
     11.5    Notices and Demands..........................................    51
     11.6    Counterparts.................................................    52
     11.7    Severability; Complete Agreement.............................    52
     11.8    Expenses.....................................................    53
     11.9    Assignment...................................................    53

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
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
     11.10   Accounting Terms.............................................    53
     11.11   Parties......................................................    53
     11.12   Liability of the Shareholder Representative..................    53
     11.13   JURY WAIVER..................................................    54
     11.14   Schedules....................................................    54

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           THIS PAGE MUST BE KEPT AS THE LAST PAGE OF THE DOCUMENT.



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